Exhibit 4.2

WESTERN DIGITAL CORPORATION 401(K) PLAN

ADOPTED USING

T. ROWE PRICE RETIREMENT PLAN SERVICES, INC.

PDS PREMIER™ VOLUME SUBMITTER 401(k) SAVINGS/PS PLAN

ADOPTION AGREEMENT NO. 001

WITH

BASE PLAN DOCUMENT NO. 01

WESTERN DIGITAL CORPORATION 401(K) PLAN

ADOPTED USING

VOLUME SUBMITTER ADOPTION AGREEMENT NO. 001 WITH BASE PLAN DOCUMENT NO. 01

SECTION 1. SERVICE PROVIDER INFORMATION

1.1 SERVICE PROVIDER’S NAME AND ADDRESS

Name:	T. Rowe Price Retirement Plan Services, Inc.

Address:	P.O. Box 89000

Baltimore, MD 21289

SECTION 2. PLAN SPONSOR INFORMATION

2.1 PLAN SPONSOR NAME, ADDRESS, PHONE NUMBER, AND EMPLOYER IDENTIFICATION NUMBER (EIN)

Name:	Western Digital Corporation

Address:	3355 Michelson Dr., Suite 100

Irvine, CA 92612

Phone:	(949) 672-7000

EIN:	33-0956711

2.2 PLAN SPONSOR’S FISCAL YEAR means the 12-consecutive month period:

a.	☐	Beginning on (month day, e.g., January 1st).
b.	☒	Other: generally the Friday closest to June 30 of each year, and consists of 52 weeks. However, approximately every 6 years, a 53 week fiscal year is utilized to align fiscal quarters (must be the period used for IRS reporting purposes)

2.3 TYPE OF ENTITY

a.	☒	C-corporation (including LLC taxed as a corporation)
b.	☐	Partnership (including LLP)
c.	☐	S-corporation
d.	☐	Tax exempt/not for profit
e.	☐	LLC taxed as a partnership or sole proprietorship
f.	☐	Professional services corporation
g.	☐	Professional employer organization (employee leasing organization)
h.	☐	Other: (must be a legal entity recognized under federal income tax laws)

SECTION 3. PARTICIPATION BY OTHER EMPLOYERS

3.1 PARTICIPATION BY OTHER EMPLOYERS

a.	☒	Single employer plan (only the Plan Sponsor and/or Related Employers participate in the Plan.)
	i	☐ All Related Employers participate in the Plan unless excluded in Section 9, Covered Employees, below Employees, below

b.	☐	Multiple employer plan (Plan may be adopted by un-related employers.)
c.	Each participating Employer shall complete a participation agreement and submit it to the Plan Sponsor or its agent. (Each participating Employer must be a legal entity recognized under federal income tax laws.)

SECTION 4. GENERAL PLAN INFORMATION

4.1 PLAN TYPE:

a.	☐	401(k) only
b.	☒	401(k) and profit-sharing
c.	☐	Profit-sharing only

4.2 PLAN NAME: Western Digital Corporation 401(k) Plan

4.3 PLAN NUMBER: 003

4.4 PLAN EFFECTIVE DATES

a.	☐	This is a new Plan effective (month/day/year) (May not be earlier than the first day of the Plan Year in which the Plan is adopted)
	i	☐ The Plan includes a CODA that is effective after the Plan effective date. CODA effective date: (month/day/year) (May not be earlier than the date the Employer adopts the CODA)
b.	☒

This is an amendment and restatement of a plan originally effective October 1, 1984 (month/day/year). The effective date of this amendment and restatement is January 1, 2016 (month/day/year). Except as otherwise specifically indicated in Section 4.5 or in the Interim Retroactive Compliance Amendment Effective Dates Addendum, the restated Plan applies only to Covered Employees who retire, die, or otherwise terminate their employment on or after the restatement effective date.

(If this is the initial PPA restatement of the Plan, the restatement effective date should be the 1st day of the current Plan Year. The Interim Retroactive Compliance Amendment Effective Dates Addendum includes appropriate retroactive effective dates to comply with law changes since EGTRRA.)

	i	☐ The Plan name was changed upon restatement. Prior plan name:
	ii	☐ The Plan includes a new CODA that is effective after the restatement effective date. CODA effective date: (month/day/year) (May not be earlier than the date the Employer adopts the CODA)

4.5 VARYING EFFECTIVE DATES

a.	☐	Special effective dates apply to Plan provisions that cannot be specified elsewhere in this Adoption Agreement (e.g., certain provisions are effective after the plan/restatement effective date). Other specified Plan provisions and their effective dates are:

Note: Any special effective dates specified above must comply with Code Section 401(b).

4.6 FROZEN PLAN

a.	☐

The Plan is frozen effective:                      (month/day/year)

(Regardless of any other Plan provisions, no further contributions shall be made by or on behalf of a Participant after the freeze effective date. If the Plan is freezing part way through a Plan Year, the Adoption Agreement will reflect the contribution provisions that were in effect prior to the freeze date.)

4.7 PLAN YEAR means:

a.	The 12-consecutive-month period beginning January 1st and ending December 31st.
	i	☒ There has been a change in the Plan Year.

A. Original Plan Year is the 12-consecutive-month period beginning July 1st and ending June 30th.
B. Short Plan Year due to change beginning on July 1, 2009 (month/day/year) and ending on December 31, 2009 (month/day/year)

	ii	☐ There is a short initial Plan Year beginning on (Plan’s original effective date: month/day/year) and ending on (month/day/year)

4.8 LIMITATION YEAR MEANS:

a.	☒	Plan Year
b.	☐	Plan Sponsor’s fiscal year
c.	☐	Calendar year
d.	☐	Other specified 12-consecutive month period:

SECTION 5. PLAN ADMINISTRATOR AND INVESTMENT FIDUCIARY INFORMATION

5.1 PLAN ADMINISTRATOR NAME, ADDRESS, AND TELEPHONE NUMBER

a.	☒	Plan Sponsor (use Plan Sponsor’s address and telephone number)
b.	☐	Use name, address and telephone number below:
Name:

Address:

Phone:

5.2 INVESTMENT FIDUCIARY NAME, ADDRESS, AND TELEPHONE NUMBER

a.	☐	Plan Sponsor (use Plan Sponsor’s address and telephone number)
b.	☐	Plan Administrator (use Plan Administrator’s address and telephone number)
c.	☒	Use name, address and telephone number below:

Name:		Western Digital Corporation, other than with respect to the Western Digital Stock Fund. Evercore Trust Company, N.A., is the named fiduciary and investment manager of the Western Digital Stock Fund under the Plan

Address:		3355 Michelson Dr., Suite 100

Irvine, CA 92612

Phone:		(949) 672-7000

SECTION 6. MERGERS AND SPIN-OFFS

6.1 SPIN-OFF PLAN

a.	☒	The Plan is a spin-off from: Western Digital Corporation Savings and Investment Plan (name of other plan)

6.2 MERGER DOCUMENTATION

a.	☐	Other plan(s) merged into the existing Plan.

SECTION 7. GRANDFATHERED PROVISIONS

7.1	☐	GRANDFATHERED ANNUITIES.

7.2	☐	GRANDFATHERED IN-SERVICE WITHDRAWAL PROVISIONS.

7.3	☐	GRANDFATHERED VESTING SCHEDULES.

7.4	☐	GRANDFATHERED PROVISIONS FOR DETERMINING VESTED INTEREST UPON DISTRIBUTION WHILE PARTIALLY VESTED.

7.5	☐	GRANDFATHERED TREATMENT OF FORFEITED AMOUNTS ON REEMPLOYMENT.

SECTION 8. PERMITTED CONTRIBUTIONS

8.1 EMPLOYEE CONTRIBUTIONS. The Plan includes the following Employee Contributions: (select all that apply)

a.	☒	401(k) Contributions
	i	☒ Pre-Tax 401(k) Contributions
	ii	☒ Roth 401(k) Contributions
b.	☒	After-Tax Contributions. The following type(s) of After-Tax Contributions are included in the Plan: (select all that apply)
	i	☒ Ongoing After-Tax Contributions
	ii	☐ Transferred After-Tax Contributions
	iii	☐ Frozen After-Tax Contributions
c.	☒	Rollover Contributions.

8.2 EMPLOYER CONTRIBUTIONS. The Plan includes the following Employer Contributions: (select all that apply)

a.	☒	Current Nonelective Contributions
b.	☐	Prior Nonelective Contributions
c.	☒	Current Matching Contributions (other than Safe Harbor Contributions)
d.	☒	Prior Matching Contributions (other than Prior Safe Harbor Contributions)
e.	☒	QNECs
f.	☐	Prior Safe Harbor Contributions
g.	☐	Current Safe Harbor Contributions:
	i	☐ Non-QACA Safe Harbor Matching Contributions
	ii	☐ Non-QACA Safe Harbor Nonelective Contributions
	iii	☐ QACA Safe Harbor Matching Contributions
	iv	☐ QACA Safe Harbor Nonelective Contributions
h.	☐	Prior Money Purchase Pension Plan Contributions
i.	☐	Prevailing Wage Law Contributions

SECTION 9. COVERED EMPLOYEES

(Note: Unless otherwise elected below, for purposes of Sections 9.1 and 9.2, Employee Contributions include 401(k) Contributions, Rollover Contributions, and After-Tax Contributions, as applicable. Unless otherwise elected below, for purposes of Sections 9.1 and 9.2, Matching Contributions include Regular, Additional Discretionary, and/or True-Up Matching Contributions and QMACs and Nonelective Contributions include Standard and Additional Discretionary Nonelective Contributions, as applicable.)

9.1 COVERED EMPLOYEES INCLUDE. Subject to any exclusions selected in 9.2 below, Covered Employees include the following:

	All Contributions	Employee	Matching	Nonelective	QNEC	Safe Harbor[1]

a. All Employees of participating Employer	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

b. Only hourly rate Employees	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

c. Only salaried Employees	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

d. Only collectively-bargained Employees (less than 50% of which are officers or executives) Name of the union(s):	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

e Only PEO worksite Employees[2]	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

i. Covered Employees include Employees of the Plan Sponsor	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

f. Only the following Employees[3]:	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

g.	☐	Covered Employees eligible to make After-Tax Contributions differ from Covered Employees eligible to make 401(k) Contributions

[1]	Note: Covered Employees for purposes of Safe Harbor Contributions should correspond to Covered Employees for 401(k) purposes.
[2]

Note: PEO worksite employees are Employees compensated by the Plan Sponsor for providing services to an Employer pursuant to a service agreement between the Plan Sponsor and the Employer, provided that (i) the Plan Sponsor and the Employer classify such Employees as PEO worksite Employees and (ii) the Employer directs, supervises and controls their work.

	i	Fill in letter that corresponds to Employees described above who are eligible to make After-Tax Contributions:
		A.	☐ If d is selected above, fill in name of union:
		B.	☐ If f is selected above, fill in covered group[3]:
h.	☐	Covered Employees for Additional Discretionary Matching Contributions differ from Covered Employees identified above as eligible for Matching Contributions
	i	Fill in letter that corresponds to Employees described above who are eligible for Additional Discretionary Matching Contributions:
		A.	☐ If d is selected above, fill in name of union:
		B.	☐ If f is selected above, fill in covered group[3]:
i.	Covered Employees for True-Up Matching Contributions differ from Covered Employees identified above as eligible for Matching Contributions
	i	Fill in letter that corresponds to Employees described above who are eligible for True-Up Matching Contributions:
		A.	☐ If d is selected above, fill in name of union:
		B.	☐ If f is selected above, fill in covered group[3]:
j.	☐	Covered Employees for Additional Discretionary Nonelective Contributions differ from Covered Employees identified above as eligible for Nonelective Contributions
	i	Fill in letter that corresponds to Employees described above who are eligible for Additional Discretionary Nonelective Contributions:
		A.	☐ If d is selected above, fill in name of union:
		B.	☐ If f is selected above, fill in covered group[3]:

9.2 COVERED EMPLOYEES EXCLUDE. Select available options below:

(Note: Persons classified by the Employer as independent contractors such that the Employer does not withhold income or employment taxes from their pay and who are recharacterized by the DOL, another agency, or a court as Employees of the Employer, are automatically excluded from coverage unless and until the Employer elects to extend coverage to such persons.)

	All Contributions	Employee	Matching	Nonelective	QNEC	Safe Harbor[4]

a. Leased Employees	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

b. Self-Employed Individuals (Either (1) the Employer has no Self-Employed Individuals; or (2) the Employer has Self-Employed Individuals and they are excluded from participating.)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

c. Collectively-bargained Employees	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

[3]

Note: If f is selected above for any contribution source, the covered class must be definitely determinable and may not be defined to restrict the NHCEs eligible to participate in the Plan to those NHCEs with the lowest amount of Compensation and/or shortest period of service and who may represent the minimum number of such Employees necessary to satisfy coverage under Code Section 410(b). If the covered class of Employees is defined by reference to their expected hours worked, any Employee who is excluded based solely on expected hours will nevertheless become a Covered Employee on the date he first reaches age 21 and has completed at least 1,000 Hours of Service in the 12- consecutive-month period beginning on his employment date or any Plan Year beginning after that date. The covered class may not be defined in a manner that excludes Employees on the basis of attainment of a specified maximum age.

[4]

Note: Covered Employee exclusions for purposes of Safe Harbor Contributions should correspond to Covered Employee exclusions for 401(k) purposes, except exclusions of HCEs or exclusion of mandatorily disaggregated Employee groups (e.g., collectively bargained Employees and non-bargained Employees).

	All Contributions	Employee	Matching	Nonelective	QNEC	Safe Harbor

i. Include bargained Employees covered by an agreement that provides for their participation.	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

d. Non-resident aliens who do not have United States source income	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

e. Highly Compensated Employees (HCEs)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

f. Partners	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

g. Key employees	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

h. Employees who are residents of Puerto Rico	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

i. Covered Employees acquired in an asset or stock acquisition, merger or similar transaction described in Code Section 410(b)(6)(C).	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

i. Exclude such Employees until the earlier of (i) the date the Employer extends coverage to them or (ii) the end of the transition period under Code Section 410(b)(6)(C)(ii)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

ii. Exclude such Employees until the Employer extends coverage to them	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

j. Employees at the following locations:	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

k. Employees who are not employed at the following covered location(s):	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

All Contributions	Employee	Matching	Nonelective	QNEC	Safe Harbor

l.   Other excluded Employees[2]: Any person who is recorded on the books and records of an Employer as an intern, consultant, advisor or temporary employee; a worker provided by a third-party temporary staffing agency; or any person with respect to whom a written agreement governing the relationship between such person and an Employer provides in substance that such person shall not be an eligible Employee hereunder. Any person who is not treated by an Employer as a common law employee without regard to the characterization or recharacterization of such individual’s status by any court or government agency shall not be an eligible Employee hereunder.

1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

m.	☐	Employees excluded from eligibility to make After-Tax Contributions differ from Employees excluded from eligibility to make 401(k) Contributions

	i	Fill in letter(s) corresponding to Employees described above who are not eligible to make After-Tax Contributions:
		A.	☐ If j is selected above, fill in excluded locations:
		B.	☐ If k is selected above, fill in covered locations:
		C.	☐ If l is selected above, fill in excluded group2:
n.	☐	Employees excluded from eligibility for Additional Discretionary Matching Contributions differ from Employees identified above as excluded from eligibility for Matching Contributions

	i	Fill in letter(s) corresponding to Employees described above who are not eligible for Additional Discretionary Matching Contributions:
		A.	☐ If j is selected above, fill in excluded locations:
		B.	☐ If k is selected above, fill in covered locations:
		C.	☐ If l is selected above, fill in excluded group2:
o.	☐	Employees excluded from eligibility for True-Up Matching Contributions differ from Employees identified above as excluded from eligibility for Matching Contributions
	i	Fill in letter(s) corresponding to Employees described above who are not eligible for True-Up Matching Contributions:

		A.	☐ If j is selected above, fill in excluded locations:
		B.	☐ If k is selected above, fill in covered locations:
		C.	☐ If l is selected above, fill in excluded group[5]:
p.	☐	Employees excluded from eligibility for Additional Discretionary Nonelective Contributions differ from Employees identified above as excluded from eligibility for Nonelective Contributions
	i	Fill in letter(s) corresponding to Employees described above who are not eligible for Additional Discretionary Nonelective Contributions:
		A.	☐ If j is selected above, fill in excluded locations:
		B.	☐ If k is selected above, fill in covered locations:
C.

☐   If l is selected above, fill in excluded group2:

(The restrictions described in the Note to l above apply if l is selected for Additional Discretionary Nonelective Contributions, e.g., the covered class may not be defined to restrict the eligible NHCEs to those with the lowest Compensation, and regardless of how the covered class is defined, the Plan will be administered in compliance with the minimum age and service requirements under Code Section 410(a).)

SECTION 10. ELIGIBILITY FOR PARTICIPATION

(Note: Unless otherwise elected below, Employee Contributions include 401(k) Contributions, Rollover Contributions, and After-Tax Contributions, as applicable. Unless otherwise elected below, Matching Contributions include Regular, Additional Discretionary, and/or True-Up Matching Contributions and QMACs and Nonelective Contributions include Standard and Additional Discretionary Nonelective Contributions, as applicable.)

10.1 AGE AND SERVICE REQUIREMENTS:

	All Contributions	Employee	Matching	Nonelective	QNEC	Safe Harbor[1]

a. Different age and/or service requirements apply for different Employee groups	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

b. No age or service requirement	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

c. Age requirement (≤ 21)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

d. (< 21) for Covered Employees described below and age 21 for all others Group to which specified age applies: (must be non-discriminatory, definitely determinable Employee group)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

[5]

Note: The covered class must be definitely determinable and may not be defined to restrict the NHCEs eligible to participate in the Plan to those NHCEs with the lowest amount of Compensation and/or shortest period of service and who may represent the minimum number of such Employees necessary to satisfy coverage under Code Section 410(b). If Employees are excluded on the basis of their expected hours worked, any Employee who is excluded based solely on expected hours will nevertheless become a Covered Employee on the date he first reaches age 21 and has completed at least 1,000 Hours of Service in the 12-consecutive-month period beginning on his employment date or any Plan Year beginning after that date. Employees may not be excluded on the basis of attainment of a specified maximum age.

	All Contributions	Employee	Matching	Nonelective	QNEC	Safe Harbor[1]

e. 1 year of Eligibility Service	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

i. Hours of Service	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

ii. Elapsed time	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

f. 2 years of Eligibility Service (Contributions must be 100% vested.)	1. ☐ OR (select only if ps only)	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

i. Hours of Service	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

ii. Elapsed time	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

g. Specified number of days of service (elapsed time) (≤ 365 for 401(k) Contributions; ≤ 730 for other contributions and if > 365 such contributions must be 100% vested)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

h. Specified number of months of service (elapsed time) (≤ 12 for 401(k) Contributions; ≤ 24 for other contributions and if > 12 such contributions must be 100% vested)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

i.   Earlier of (i) the end of the specified number of consecutive months of employment, provided the Employee has completed the specified number of Hours of Service or (ii) 1 year of Eligibility Service

	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

i. Required consecutive months of employment (≤ 12)	1. OR	2.	3.	4.	5.	6.

ii. Required Hours of Service (≤ 1,000)	1. OR	2.	3.	4.	5.	6.

	All Contributions	Employee	Matching	Nonelective	QNEC	Safe Harbor[1]

A year of Eligibility Service is credited using the following method

iii. Hours of Service	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

iv. Elapsed time	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

j. Employees who are regularly scheduled to work at least 1,000 hours per year must complete the specified number of months of employment, otherwise 1 year of Eligibility Service	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

A year of Eligibility Service is credited using the following method:

i. Hours of Service	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

ii. Elapsed time	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

k. ☐ Age and service requirements for eligibility to make After-Tax Contributions differ from eligibility requirements specified in the Table above for 401(k) Contributions

l. ☐ Age and service requirements for eligibility for Additional Discretionary Matching Contributions differ from eligibility requirements specified in the Table above for Matching Contributions

m. ☐ Age and service requirements for eligibility to make True-Up Matching Contributions differ from eligibility requirements specified in the Table above for Matching Contributions

n. ☐ Age and service requirements for eligibility for Additional Discretionary Nonelective Contributions differ from eligibility requirements specified in the Table above for Nonelective Contributions

10.2 SPECIAL ELIGIBILITY SERVICE CREDITING PROVISIONS:

a.	Hours of Service method (complete if Hours of Service crediting is selected in 10.1 above)

	i	Specify the number of Hours of Service that must be completed in an eligibility computation period for one year of Eligibility Service:

		A.	☐	1,000 hours

		B.	☐	Other: (< 1,000) hours

	ii	☐		The eligibility computation period switches to the Plan Year

	iii	☐		Covered Employees satisfy the Eligibility Service requirement upon completing the required number of hours without waiting until the end of the eligibility computation period

b.	Breaks in Eligibility Service (select all that apply)

	i	☐		If a non-vested, former Employee is reemployed after 5 consecutive Breaks in Eligibility Service, his Eligibility Service earned before the break is excluded upon re-hire.[6]

		A.	☐	5-year break rule applies only if an Employee terminates employment before becoming eligible.

	ii	☐		If the Plan requires more than 1 year of Eligibility Service to participate, an Employee who terminates employment and incurs a Break in Eligibility Service before meeting the service requirement loses all prior Eligibility Service.

6 1Note: A break in service under the elapsed time rules means a 12-consecutive-month period beginning on an Employee’s Severance Date (and anniversaries of that date) in which he does not work any hours.

iii	☐	If an Employee incurs a Break in Eligibility Service following termination of employment, his eligibility computation period under the Hours of Service method is re-determined using his reemployment date as the first day of the initial computation period (must select if 10.2b.i or 10.2b.ii is selected above).

10.3 ENTRY DATES

		All Contributions	Employee	Matching	Nonelective	QNEC	Safe Harbor

a.	Daily	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

b.	First day of each calendar month	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

c.	First day of each payroll period	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

d.	Quarterly: (month/day)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

e.	Semi-annually (month/day)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

f.	Annually1: (month/day)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

g.	Other dates[7]:	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐	6. ☐

10.4 EFFECTIVE DATE OF PARTICIPATION:

Covered Employees are eligible to participate as of the Entry Date:		All Contributions	Employee	Matching	Nonelective	Safe Harbor

a.	Coinciding with or next following satisfaction of eligibility requirements[8]	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐

b.	Following satisfaction of eligibility requirements[1]	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

c.	Preceding satisfaction of eligibility requirements	1. N/A	2. N/A	3. ☐	4. ☐	5. ☐

10.5 SPECIAL ENTRY PROVISIONS:

		All Contributions	Employee	Matching	Nonelective	Safe Harbor

a.	Persons employed as of participate immediately regardless of whether they have met the following requirements:

[7]	Note: Entry Dates must be at least semi-annual if the age requirement is >20 1⁄2 or the service requirement is > 6 months, unless 10.4c. is selected.
[8]	Note: These options may only be selected if (i) Entry Dates are at least semi-annual or (ii) any applicable age requirement is ≤ 20 1⁄2 and any applicable service requirement is ≤ 6 months.

		All Contributions	Employee	Matching	Nonelective	Safe Harbor

i.	Age requirement	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

ii.	Service requirement	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

SECTION 11. GENERAL SERVICE CREDITING PROVISIONS

11.1 ELAPSED TIME SERVICE CREDITING

a.	☐	Service is credited for approved leaves of up to 2 years (Service under the elapsed time rules is only required to be credited to an Employee who is absent from employment without otherwise terminating for the 1st 12 months of absence. This option imputes service for up to an additional 12 months of absence. This imputed service may cause a discrimination issue if HCEs benefit more than non-HCEs.)

b.	☐	Service is credited for 2nd year of Maternity/Paternity Absence (Under elapsed time rules, an Employee on a Maternity/Paternity Absence is required to receive service credit for the first 12 months of such absence. If he is absent for more than 12 months, the 2nd 12 months does not count as either service or a break in service. This option imputes service for the 2nd 12 months of Maternity/Paternity Absence. This imputed service may cause a discrimination issue if HCEs benefit more than non-HCEs.)

11.2 HOURS OF SERVICE CREDITING

a.	Hours of Service credited during a paid absence are limited to 501 hours for any single absence, as permitted by DOL regulations. Absences due to qualified military leave are not subject to this restriction if the Employee returns to employment while his reemployment rights are protected.

11.3 SERVICE WITH OTHER EMPLOYERS

(Service with a Predecessor Employer that exceeds the 5-year safe harbor may result in discrimination in favor of HCEs.)

a.	When will service with predecessor organization be credited?

	i	☐ Only if the Employer maintains plan of Predecessor Employer

	ii	☒ Regardless of whether Employer maintains plan of predecessor

b.	☐	Service with an Employer prior to its becoming part of the controlled group will be credited. The following will be credited:

	i	☐ Vesting Service

	ii	☐ Eligibility Service

	iii	☐ Service for purposes of meeting any applicable contribution allocation requirements

c.	☒	Prior service with other specified employers is credited for the following purposes:

	Eligibility Service	Vesting Service	Service for Contribution Allocation Requirements

i. Employer Name: any business entity that as a result of a transaction, such as a merger or other acquisition, is treated as a single employer with the Plan	1. ☒	2. ☒	3. ☐

		Eligibility Service	Vesting Service	Service for Contribution Allocation Requirements

Sponsor pursuant to Code Section 414(b), (c), or (m) (as described in Code Section 410(b)(6)(C)).

ii.	☒	The following limitations apply to service credited under the Plan for employment with another employer:

	A	☐ Only employment with the specified employer prior to the date specified below is included.

		1. Employer Name:	Date:

		2. Employer Name:	Date:

		3. Employer Name:	Date:

		4. Employer Name:	Date:

	B.	☐ Only employment with the specified employer on or after the date specified below is included.

		1. Employer Name:	Date:

		2. Employer Name:	Date:

		3. Employer Name:	Date:

		4. Employer Name:	Date:

	C.	☐ Only employment with the specified employer while in the specified class is included.

		1. Employer Name: any entity described in 11.3c.i	Eligible Employee Group: persons who were employed by a business entity described in 11.3c.i as of the closing of the transaction.

(The employee groups identified above must be clearly defined and must not discriminate in favor of HCEs.)

SECTION 12. RETIREMENT DATES

12.1 NORMAL RETIREMENT AGE (NRA) means the:

a.	☒ Attainment of a specified age: 65 (≤ 65)

b.	☐ Later of age (≤ 65) or (≤ 5th) anniversary of:

	i	☐ The date the Participant’s employment with an Employer or a Related Employer commenced ii. •☐ The date the Participant commenced participation in the Plan

	ii	☐ The first day of the Plan Year in which the Participant commenced participation in the Plan

c.	☐ Separate NRA applies to a Participant’s Prior Money Purchase Pension Plan Contributions (see the Addendum re Grandfathered Provisions)
Note: If the Plan includes Prior Money Purchase Pension Plan Contributions, and a separate NRA is not selected for such contributions, the age selected for normal retirement must not be earlier than the earliest retirement age reasonably representative of the typical retirement age for the adopting employer’s industry. Age 62 is a safe harbor that is deemed to meet this requirement. If the age is less than 62,the determination of whether the retirement age is reasonably representative of the industry is based on all the facts and circumstances. A Normal Retirement Age less than age 55 may not be selected for Prior Money Purchase Pension Plan Contributions under a pre-approved plan.

12.2	NORMAL RETIREMENT DATE means the:

a.	☒	Participant’s NRA above

b.	☐	First day of the month coinciding with or next following the Participant’s NRA above

c	☐	First day of the month next following the Participant’s NRA above

d.	☐	First day of the month nearest the Participant’s NRA above

12.3	EARLY RETIREMENT PROVISIONS

a	☐	Plan includes early retirement provisions.

	i	Requirements for early retirement are:

		A.	☐ Attainment of a specified age: (< 65)

		B.	☐ Later of specified age: (< 65) or completion of: years of Vesting Service

	ii	Early Retirement Date is the:

		A.	☐ Date the Participant satisfies the early retirement requirements above

		B.	☐ First day of the month coinciding with or next following the date the Participant satisfies the early retirement requirements above

		C.	☐ First day of the month next following the date the Participant satisfies the early retirement requirements above

SECTION 13.    COMPENSATION

13.1 DEFINITION OF CONTRIBUTION COMPENSATION9

(Note: References to Employee Contributions include 401(k) Contributions, After-Tax Contributions, and separate QNECs, as applicable. Matching Contributions include Regular, Additional Discretionary, and/or True-Up Matching Contributions. Nonelective Contributions include Standard and Additional Discretionary Nonelective Contributions.)

Safe Harbor Compensation Definition	All Contributions	Employee[10]	Matching	Nonelective[11]	Safe Harbor[2]

a. W-2	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐

b. W-2 less moving expenses only	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

c. Section 3401(a) wages for withholding purposes	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

d. General Section 415 (all specific inclusions in 1.415(c)-2(b) and all specific exclusions in 1.415(c)-2(c))	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

e. Modified Section 415 (safe harbor definition in 1.415(c)-2(d)(2)): includes only general inclusions in 1.415(c)-2(b)(1) or	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

[9]

Unless otherwise elected, Compensation (1) includes(i) amounts paid within the severance window described in Section 13.2 below if such amounts would have been paid to the Participant in the course of employment and are regular compensation for services by the Participant or commissions, bonuses or other similar compensation and (ii) amounts deferred or excluded from taxable compensation under Code Section 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) and (2) excludes all other post-severance payments.

[10]

A safe harbor definition of Compensation must be selected for Safe Harbor Contributions and for Employee contributions if the Plan is a QACA. However, non-safe-harbor exclusions (other than the exclusion of amounts above a specified dollar limit) may be selected, subject to testing under Code Section 414(s).

[11]

If the Nonelective Contribution allocation formula is intended to satisfy the requirements for a design-based safe harbor, a safe harbor definition of Compensation must be selected. However, non-safe-harbor exclusions may be selected, subject to testing under Code Section 414(s).

Safe Harbor Compensation Definition	All Contributions	Employee	Matching	Nonelective	Safe Harbor[2]

(2) and all specific exclusions under 1.415(c)-2(c))

Non-Safe Harbor Compensation Definition

f. Base pay	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. N/A

g. Total compensation excluding non-cash compensation	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. N/A

h. Regular rate of pay	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. N/A

i. Other[12]:	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. N/A

13.2 ADJUSTMENTS TO CONTRIBUTION COMPENSATION - INCLUSIONS.

a. Contribution Compensation inclusions, as described in Section 13.2b below:

List # in 13.2b	All Contributions	Employee	Matching	Nonelective	Safe Harbor

i. (deemed 125 contributions)	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐

ii. (post-severance accrued leave)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

iii. (post-severance deferred comp)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

iv. (post severance disability payments)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

b.	Description of Compensation inclusions:
	i	Deemed 125 contributions. Where group health plan does not permit cash distribution in lieu of coverage unless Participant can certify that he has other health coverage, amounts not receivable because Participant cannot make requisite certification are treated as excluded under Code Section 125.
	ii	Post-severance accrued leave. Includes accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued and such amounts would have been included in Compensation if paid prior to severance from employment[13]
	iii	Post-severance deferred compensation. Includes amounts received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, but only if and to the extent (1) the Participant would have received such payment at the same time if he had continued in employment, (2) such amounts would have been included in Compensation if paid prior to severance from employment, and (3) the payment is includable in the Participant’s gross income. 1
	iv	Post-severance amounts received by a Participant who is permanently and totally Disabled
		A.	☐	Such amounts are only included in Compensation of non-HCEs.

[12]	Compensation must be defined so that it is definitely determinable and does not discriminate in favor of HCEs.
[13]

To be included, such amounts must be paid no later than the end of the post-severance window, which ends the later of (i) 2½ months following severance or (2) the end of the year in which severance occurs.

B.	☐ Such amounts are only included in Compensation for the following period:

13.3 ADJUSTMENTS TO CONTRIBUTION COMPENSATION—EXCLUSIONS.

a.	Contribution Compensation exclusions, as described in Section 13.3b below:

List # in 13.3b	All Contributions	Employee	Matching	Nonelective[14]	Safe Harbor[15]

i. (all elective contributions made by the participant that are not required to be included in taxable income)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

ii. (elective contributions described in i above, except 401(k) Contributions)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

iii. (reimbursements, expense allowances, fringe benefits, etc.)	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐

iv. (bonuses)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

v. (overtime)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

vi. (commissions)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

vii. (taxable value of stock)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

viii. (regular post-severance compensation)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

ix. (pre-participation Compensation)	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐

x. (differential pay)	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐

xi. (Compensation exceeding specified dollar amount)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

xii. (Other amounts)	1. ☒ OR	2. ☐	3. ☐	4. ☐	5. ☐

xiii. (Special exclusions for HCEs)	1. ☐ OR	2. ☐	3. ☐	4. ☐	5. ☐

b.	Description of Compensation exclusions:

i	Exclude amounts deferred or excluded from taxable compensation under Code Section 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)

[14]

If the Nonelective Contribution allocation formula is intended to satisfy the requirements for a design-based safe harbor, a safe harbor definition of Compensation must be selected. However, non-safe-harbor exclusions (described in iv through xii in 13.3b below) may be selected, subject to testing under Code Section 414(s).

[15]

A safe harbor definition of Compensation must be selected for Safe Harbor Contributions and for Employee contributions if the Plan is a QACA. However, non-safe-harbor exclusions (other than the exclusion of amounts above a specified dollar limit) may be selected, subject to testing under Code Section 414(s).

ii	Exclude amounts described in i above, except for 401(k) Contributions
iii	Exclude reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, and welfare benefits.
iv	Exclude bonuses
v	Exclude overtime
vi	Exclude commissions
vii	Exclude taxable value of stock: Amounts realized from the exercise of any non-qualified stock option, or where restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, and amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option are all excluded from Compensation.
viii	Exclude regular post-severance compensation paid within post-severance window[16]: Amounts that would have been paid to the Participant in the course of employment and are regular compensation for services by the Participant or commissions, bonuses or other similar compensation that would be included in contribution Compensation if paid prior to termination.
ix	Compensation earned before meeting the participation requirements described in Section 9 and Section 10.
x	Exclude differential pay
xi	Exclude Compensation in excess of: $ (<Code Section 401(a)(17) limit—$250,000 in 2012)
xii

Other exclusions (contribution Compensation)[17]:

any non-regularly scheduled items of Compensation (for example, starting bonus or finder’s fee, or other special bonuses), amounts realized from the exercise of non-qualified stock options, any amounts contributed by the Employer, other than Pre-Tax 401(k) and Roth 401(k) Contributions, to any pension plan or plan of deferred compensation (including this Plan); Compensation received while not a Covered Employee

xiii	Special Compensation exclusions apply to HCEs only[2]:

13.4 DEFINITION OF ADP/ACP TEST COMPENSATION AND 415 COMPENSATION:

a.	Compensation for purposes of ADP/ACP testing is any 414(s) compliant definition designated by the Administrator.
b.	“415 compensation” is: (Unless otherwise elected in 13.6 below, “415 compensation” also applies for purposes of HCE determinations and for top-heavy purposes.)
	i	☐ W-2
	ii	☐ W-2 less moving expenses only
	iii	☒ Section 3401(a) wages for withholding purposes
	iv	☐ General Section 415 (all specific inclusions in 1.415(c)-2(b) and all specific exclusions in 1.415(c)-2(c))
	v	☐ Modified Section 415 (safe harbor definition in 1.415(c)-2(d)(2)): includes only general inclusions in 1.415(c)-(b)(1) or (2) and all specific exclusions under 1.415(c)-2(c))

13.5 ADJUSTMENTS TO 415 COMPENSATION

[16]	The post-severance window begins on the Participant’s severance date and ends the later of (i) 2 1⁄2 months following severance or (2) the end of the year in which severance occurs.
[17]	Any exclusion from Compensation must be described in such a manner that it is definitely determinable.

a.	“415 compensation”[18] inclusions, as described in Section 13.2 above:
	i	☒ Deemed 125 amounts
	ii	☐ Post-severance accrued leave
	iii	☐ Post-severance deferred compensation
	iv	☐ Post-severance disability payments
		A.	☐ Such amounts are only included in Compensation of non-HCEs
		B.	☐ Such amounts are only included in Compensation for the following period:

13.6 ALTERNATIVE 415 COMPENSATION DEFINITIONS

a.	☐	A different definition of “415 compensation” applies for purposes of HCE determinations
	i	“415 compensation” means compensation as defined in (fill in the number of the definition in 13.4b above that applies)
	ii	“415 compensation” includes amounts described in 13.5a above as follows: (fill in the number of any applicable inclusions)
b.	☐	A different definition of “415 compensation” applies for top-heavy purposes
	i	“415 compensation” means compensation as defined in (fill in the number of the definition in 13.4b above that applies)
	ii	“415 compensation” includes amounts described in 13.5a above as follows: (fill in the number of any applicable inclusions)

SECTION 14.    EMPLOYEE CONTRIBUTIONS

14.1 401(K) CONTRIBUTIONS

a.	401(k) Contribution election limit:

	i	Limit applicable to all Eligible Employees, unless separate limit is specified for HCEs in ii below

		A.	☒ Up to 30% of Compensation each payroll period

1. ☒ Minimum 401(k) Contribution is 0% of Compensation each payroll period

		B.	☐ No limit – Participants may contribute up to 100% of currently available Compensation each payroll period, subject to the limitations under Code Sections 402(g) and 415

	ii	☐ Separate contribution limit for HCEs will be:

		A.	☐ Percentage of Compensation specified in Plan: % of Compensation each payroll period

B.

☐   Administrator determines and communicates contribution limit annually based on prior year’s participation by non-HCEs
(Even absent a selection above, the Plan allows contributions for HCEs to be limited or suspended during the Plan Year if the Administrator anticipates a testing failure or 402(g) violation.)

	iii	Participants may make separate elections in excess of the payroll period limit as follows:

[18]

”415 compensation” includes amounts paid within the severance window (as described in Section 13.2 above) if such amounts would have been paid to the Participant in the course of employment and are regular compensation for services by the Participant or commissions, bonuses or other similar compensation. Except as elected above, “415 compensation” excludes all other post-severance payments.

(select all that apply)
(A Participant’s annual 401(k) Contributions, including those made by separate election, may not exceed the payroll period limit elected above, if any, multiplied by the number of payroll periods in the Plan Year.)

		A.	☐ Separate bonus election. Participants may contribute up to: % of designated bonuses. (Compensation must include bonuses.)
		B.	☐ Separate commissions election. Participants may contribute up to: % of designated commissions. (Compensation must include commissions.)

b.	☒	Participants may make Catch-Up 401(k) Contributions
c.	☒	Participants may designate 401(k) Contributions as Roth 401(k) Contributions
d.	401(k) Contributions will commence as soon as administratively practicable after election.
e.	☒	Automatic Contribution Arrangement. Eligible Participants who do not affirmatively elect against automatic contributions will have 401(k) Contributions made to the Plan in accordance with the applicable Addendum.
	i	☒	The Automatic Contribution Arrangement (“ACA”) is not a QACA or an EACA. The ACA is effective April 1, 2006 (may not be earlier than the date the Employer adopts the ACA)
	ii	☐	The Automatic Contribution Arrangement is a Qualified Automatic Contribution Arrangement (“QACA”). The QACA is effective (may not be earlier than the date the Employer adopts the QACA)
	iii	☐	The Automatic Contribution Arrangement is an Eligible Automatic Contribution Arrangement (“EACA”), but is not a QACA. The EACA is effective (may not be earlier than the date the Employer adopts the EACA)

		A.	☐ The EACA is being added after the first day of the Plan Year.
(If A is selected, for the Plan Year in which the EACA is first effective, (i) the period for distributing excess contributions and excess aggregate contributions is not extended and (ii) Participants employed before the effective date of the EACA are not permitted to make permissible withdrawals.)

f.	☐	Automatic Escalation. Eligible Participants who do not affirmatively elect otherwise will have their 401(k) Contributions increased automatically in accordance with the applicable Addendum.
	i	☐	The Plan is not intended to operate as an Automatic Contribution Arrangement (i.e., no auto enrollment)
	ii	☐	The Plan is intended to operate as an Automatic Contribution Arrangement

14.2 CURRENT AFTER-TAX CONTRIBUTIONS

a.	Unless a different limit is specified for HCEs in ii below, all Eligible Employees may make After-Tax Contributions by payroll withholding in an amount up to 10% of Compensation each payroll period
	i	☒	Minimum After-Tax Contribution is 1% of Compensation each payroll period
	ii	☐	Separatecontribution limit for HCEs will be:

		A.	☐	Percentage of Compensation specified in Plan: % of Compensation each payroll period
		B.	☐	Administrator determines and communicates contribution limit annually based on prior year’s participation by non-HCEs

(Even absent a selection above, the Plan allows contributions for HCEs to be limited or suspended during the Plan Year if the Administrator anticipates a testing failure.)

b.	☐	Combined After-Tax and 401(k) Contributions may not exceed % of Compensation
c.	After-Tax Contributions will commence as soon as administratively practicable after election.

14.3 MODIFICATIONS OF EMPLOYEE CONTRIBUTION ELECTIONS

a.	A Participant may initiate a change to the amount of his 401(k) Contributions and/or After-Tax Contributions or initiate a change to the designation of his 401(k) Contributions as Pre-Tax or Roth 401(k) Contributions as of any date or dates prescribed by the Administrator, but not less frequently than annually.

14.4 ROLLOVER CONTRIBUTIONS

a.	Eligibility. In addition to Covered Employees who have satisfied the requirements for Plan participation, the following may make Rollover Contributions to the Plan: (select any that apply)
	i	☒	Covered Employees who have not yet met the age and/or service requirements applicable to Employee contributions.
	ii	☐	Subject to any election in A below, any Employee, without regard to whether he (i) is a Covered Employee or (ii) has met any age or service requirements applicable to Employee contributions
		A.	☐		Excludes Employees of a Related Employer that is not a participating Employer
	iii	☐	The former Employees designated below: (select all that apply)
		A.	☐		Former Participants who retain an Account under the Plan
		B.	☐		Former Employees designated by the Plan Sponsor (e.g., former Employees with benefits under a terminating DB plan maintained by the Plan Sponsor):

b.	Permitted Rollover Contributions. The following types of rollovers are permitted under the Plan:
	i	☒	Direct rollovers (rollover is made directly to Plan from another eligible retirement plan, annuity contract or an individual retirement account) are accepted under the Plan from the following sources (select all that apply):
		A	☒		A qualified plan described in Code Section 401(a) or 403(a)
(Unless specifically included below, designated Roth contributions and after-tax employee contributions will be excluded)
			1.	☒	Rollover may include designated Roth contributions
			2.	☐	Rollover may include after-tax employee contributions
		B.	☒		A tax exempt plan described in Code Section 403(b)
(Unless specifically included below, designated Roth contributions and after-tax employee contributions will be excluded)
			1.	☒	Rollover may include designated Roth contributions
			2.	☐	Rollover may include after-tax employee contributions
		C.	☒		An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state
(Unless specifically included below, designated Roth contributions will be excluded)
			1.	☒	Rollover may include designated Roth contributions
		D.	☒		An individual retirement account or annuity under Code Section 408(a) or (b), excluding amounts not otherwise taxable to the individual upon distribution
		1.		☐	Rollovers are limited to assets of the IRA attributable to prior rollover from a qualified plan (conduit IRA)
				a.	☐	The above limitation does not apply to IRAs maintained as part of a simplified employee pension under Code Section 408(k), a SIMPLE plan under Code Section 408(p), or similar employer-sponsored retirement vehicle
ii	☒	Participant rollovers (rollover is made by individual after receiving actual distribution from another eligible retirement plan) are accepted under the Plan from the following sources (select all that apply):
	A.	☒		A qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions
(Unless specifically included below, designated Roth contributions will also be excluded)
		1.	☐	Participant rollover may include designated Roth contributions, except amounts not otherwise taxable to the individual upon distribution
	B.	☒		A tax exempt plan described in Code Section 403(b), excluding after-tax contributions
(Unless specifically included below, designated Roth contributions will also be excluded)
		1.	☐	Participant rollover may include designated Roth contributions, except amounts not otherwise taxable to the individual upon distribution
	C.	☒		An eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state
		1.	☐	Participant rollover may include designated Roth contributions, except amounts not otherwise taxable to the individual upon distribution
	D.	☒		An individual retirement account or annuity under Code Section 408(a) or (b), excluding amounts not otherwise taxable to the individual upon distribution.
		1.	☐	Rollovers are limited to assets of the IRA attributable to prior rollover from a qualified plan (conduit IRA)
				a.	☐	The above limitation does not apply to IRAs maintained as part of a simplified employee pension under Code Section 408(k), a SIMPLE plan under Code Section 408(p), or similar employer-sponsored retirement vehicle
iii	In-Plan Roth Rollover Contributions.
	A.	A Participant may elect to make an In-Plan Roth Rollover Contribution of any amount held in his Account (other than amounts attributable to designated Roth contributions) that is (select all that apply):
		1.	☐	Eligible for non-hardship withdrawal in accordance with the provisions of Section 26.
				a.	☐	The limitations on withdrawals specified in Section 26 (e.g., limit on number of withdrawals) do not apply to a withdrawal made for purposes of In-Plan Roth Rollover Contributions.
		2.		☐	Eligible for non-hardship withdrawal as provided below. The following withdrawal provisions apply solely for purposes of making In-Plan Roth Rollover Contributions.
				a.	☐	Withdrawal is permitted at any time from the following:
					i	☐ After-Tax Contributions
					ii	☐ Rollover Contributions

				iii.	☐	After-Tax Rollover Contributions
				iv.	☐	QVECs
			b.	☐	Withdrawal is permitted upon reaching the specified age from the following:
				i.	☐	After-Tax Contributions at age
				ii.	☐	Rollover Contributions at age
				iii.	☐	After-Tax Rollover Contributions at age
				iv.	☐	Pre-Tax 401(k) Contributions at age (≥ 59 1⁄2)
				v.	☐	Safe Harbor Contributions at age (≥ 59 1⁄2)
				vi.	☐	Prior Safe Harbor Contributions at age (≥ 59 1⁄2)
				vii.	☐	Nonelective Contributions at age
				viii.	☐	Matching Contributions at age
				ix.	☐	Prior Nonelective Contributions at age
				x.	☐	Prior Matching Contributions at age
				xi.	☐	Prior Money Purchase Pension Plan Contributions at age (≥ 62)
		3.	☐	Distributable to the Participant following severance from employment.
			a.	☐	A Participant who receives actual distribution from the Plan following severance may make a Participant rollover of the distributed amounts within 60 days of the distribution and it will be treated as an In-Plan Roth Rollover Contribution.
	B.	☐	Surviving Spouses and current or former Spouses who are alternate payees under a QDRO may make In-Plan Roth Rollover Contributions upon the same terms as Participants.
c.	Loans may be included as part of a Rollover Contribution, but only if a participating Employer is party to a transaction such as a merger or acquisition.

SECTION 15. EMPLOYER MATCHING CONTRIBUTIONS

(If Plan is profit-sharing only, match will apply to current After-Tax Contributions.)

15.1 MATCH FORMULA

a.	☐	Different match formulas apply to different Employee groups who are identified by the Plan Sponsor pursuant to determinable, non-discriminatory classifications
(If the Employee groups may be disaggregated for 410(b) testing purposes, this structure could be used by a Plan that is intended to satisfy the ADP/ACP testing requirements using the safe harbor. If not, a Plan using this structure will not meet the ACP test safe harbor requirements and, if the Plan provides for Safe Harbor Matching Contributions, will not meet the ADP test safe harbor requirements.)
b.	☒	Single match formula applies to all Eligible Employees as follows:
	i.	☒	Required. Matching Contribution is required in specified amount.
		A.	☒	Single match rate: 50% of contributions
		B.	☐	Dual match rates based on percentage of Compensation contributed:
			1.	% match for first % of Compensation contributed and

	2.	% (< % specified in 1 above) match for contributions above that amount
C.	☐	Dual match rates based on dollar amount contributed:
	1.	% match for first $ contributed and
	2.	% (< % specified in 1 above) match for contributions above that amount
D.	☐	Triple match rates based on percentage of Compensation contributed:
	1.	% match for first % of Compensation contributed and
	2.	% (< % specified in 1 above) match for next % of Compensation contributed and
	3.	% (< % specified in 2 above) match for next % of Compensation contributed
If Plan is intended to satisfy ACP testing using the safe harbor, contributions matched must not exceed 6% of Compensation.)
E.	☐	Triple match rates based on dollar amount contributed:
	1.	% match for first $ contributed and
	2.	% (< % specified in 1 above) match for next $ contributed and
	3.	% (< % specified in 2 above) match for next $ contributed
(If Plan is intended to satisfy ACP testing using the safe harbor, contributions matched must not exceed 6% of Compensation.)
F.	☐	Variable match rate based on completed years of Vesting Service/participation (do not select if Plan provides for Safe Harbor Matching Contributions or is intended to satisfy ACP testing using the safe harbor. Match rates are a benefit, right, or feature subject to discrimination rules under Code Section 401(a)(4).)
	1.	Match is based on completed years of:
a. ☐ Vesting Service
b. ☐ Participation (periods during which the Covered Employee was an Eligible Employee with respect to Matching Contributions)
	2.	Completed years are determined as of:
a. ☐ First day of Contribution Period
b. ☐ Lastday of Contribution Period

Years of Vesting Service/Participation	Applicable Match Rate (as percentage of contributions)

ii	Discretionary Matching Contribution.
	A.	☐	The discretionary match is contingent on Profits
	B.	Amount of discretionary match:
	1.	☐	Is a uniform percentage of the eligible contributions made by each Eligible Employee (different uniform match percentages may apply to eligible contributions above and below designated dollar amounts or levels of Compensation)
	2.	☐	May be different uniform percentages for different Employee groups of the eligible contributions made by Eligible

Employees within the group (different uniform match percentages may apply within each Employee group to eligible contributions above and below designated dollar amounts or levels of Compensation) (The Employee groups to whom different match percentages apply must be definitely determinable and non-discriminatory.)

15.2	ADDITIONAL MATCHING CONTRIBUTIONS. If elected, in addition to the Regular Matching Contribution described in 15.1 above, the Employer may make other Matching Contributions to the Plan as follows.

a.	☐	Additional Discretionary Matching Contributions.
	i	☐ The additional discretionary match is contingent on Profits
	ii	Additional discretionary match amount:
A.

☐   Is a uniform percentage of the eligible contributions made by each Eligible Employee (different uniform match percentages may apply to eligible contributions above and below designated dollar amounts or levels of Compensation)

B.

☐   May be different percentages for different Employee groups of the eligible contributions made by Eligible Employees within the group (different uniform match percentages may apply within each Employee group to eligible contributions above and below designated dollar amounts or levels of Compensation)

(The Employee groups to whom different match percentages apply must be definitely determinable and non-discriminatory.)

b.	☒	True-Up Matching Contributions. The True-Up Matching Contribution is:
	i	☐ Discretionary
	ii	☒ Required
c.	☒	Qualified Matching Contributions. The Plan Sponsor may make separate failsafe QMAC to be allocated as a percentage (not necessarily a uniform percentage) of either (1) the 401(k) Contributions (and After-Tax Contributions, if After-Tax Contributions are matched) or (2) the Compensation of an Eligible Employee for the Plan Year, provided that the amount of any failsafe QMAC allocated to an Eligible Employee will not exceed the “QMAC limit” described in the Base Plan Document.

15.3 MATCH FEATURES

a.	☐		Match After-Tax Contributions in addition to 401(k) Contributions
b.		The Contribution Period for Regular Matching Contributions is:
		i	☐ Because 15.1a is selected above, the Contribution Period for Regular Matching Contributions is specified in the applicable Addendum.
		ii	☐ Each calendar quarter
		iii	☐ Each calendar year
		iv	☐ Each Plan Year
		v	☒ Each payroll period
c.		If Additional Discretionary Matching Contributions are elected, the Contribution Period for them is:
		i	☐ Each calendar quarter
		ii	☐ Each calendar year
		iii	☐ Each Plan Year
		iv	☐ Each payroll period
d.		If True-Up Matching Contributions are elected, the Contribution Period for them is the Plan Year.

15.4 CONTRIBUTIONS EXCLUDED FROM MATCH

a.	☐	Different exclusions apply to different Employee groups who are identified by the Plan

Sponsor pursuant to determinable, non-discriminatory classifications

(If the Employee groups may be disaggregated for 410(b) testing purposes, this structure could be used by a Plan that is intended to satisfy the ADP/ACP testing requirements using the safe harbor. If not, a Plan using this structure will not meet the ACP test safe harbor requirements and, if the Plan provides for Safe Harbor Matching Contributions, will not meet the ADP test safe harbor requirements.)

b.	☒	Same exclusions apply to all Employee groups eligible for regular match. Contributions excluded from the match are: (select all that apply)

	i.	☐	Contributions already matched under the Safe Harbor Matching Contribution formula (if a tiered formula is selected for Regular Matching Contributions, contributions eligible for the match will be treated as starting with the first contributions that are ineligible for the safe harbor match)

	ii.	☐	Contributions made before eligibility to participate in the match

	iii.	☒	Catch-Up 401(k) Contributions

	iv.	☒	Contributions that exceed the following:

		A.	☒ 5% of Compensation (if Plan is intended to satisfy ACP testing using the safe harbor, contributions matched must not exceed 6% of Compensation)

		B.	☐ $

		C.	☐ % of Compensation, provided that contributions matched cannot exceed $ (if Plan is intended to satisfy ACP testing using the safe harbor, contributions matched must not exceed 6% of Compensation)

		D.	☐ A discretionary limitation determined by the Employer that may be a percentage of Compensation and/or a dollar amount. Discretionary limitation (if Plan is intended to satisfy ACP testing using the safe harbor, contributions matched must not exceed 6% of Compensation)

	v.	☐	Contributions attributable to following types of Compensation:

	vi.	☐	Contributions withdrawn before the end of the Plan Year (do not select if the Plan provides for Safe Harbor Matching Contributions or is intended to satisfy ACP testing using the safe harbor)

c.	☐	The above exclusions also apply for purposes of Additional Discretionary Matching Contributions.

15.5 OPTIONAL LIMITATIONS ON MATCHING CONTRIBUTIONS

a.	☐	The total match made to a Participant’s Account for the Plan Year cannot exceed $

b.	☐	The aggregate discretionary Matching Contributions allocated each year to an Employee eligible to receive Safe Harbor Contributions is limited to 4% of Compensation. (select only if Plan provides for discretionary Matching Contributions and satisfies ACP testing using safe harbor)

SECTION 16. EMPLOYER NONELECTIVE CONTRIBUTIONS.

16.1 AMOUNT AND ALLOCATION OF STANDARD NONELECTIVE CONTRIBUTIONS

a.	☐	Different allocation formulas apply to different Employee groups who are identified by the Plan Sponsor pursuant to determinable, non-discriminatory classifications. If elected, provisions describing the allocation formulas are found in the applicable Addendum.

b.	☒	Single allocation formula applies to all Eligible Employees as described in this section 16.1

	i.	Amount of Standard Nonelective Contribution. The amount contributed as a Standard Nonelective Contribution each Contribution Period is:

		A.	☐	Required. Contribution amount is determined:

			1.	☐	in accordance with the specified allocation formula

		2.	☐	using a separate contribution formula as follows:

(An example of this type of formula is: 2% of the Employer’s profits before taxes. The contribution is then allocated among Eligible Employees in accordance with the formula specified in ii below.)

	B.	☒	Discretionary. Contribution amount determined by the Employer.

		1.	☐	The discretionary Standard Nonelective Contribution is contingent on Profits

ii.	Allocation Formula. Standard Nonelective Contributions are allocated in accordance with the following formula

	A.	☒	Ratio of Compensation allocation formula – uniform allocation rates. All Eligible Employees receive a uniform percentage of Compensation. (This is a design-based safe harbor formula.)

		1.	☐	The amount allocated to each Eligible Employee is % (fill in if required contribution amount is uniform percentage of Compensation)

	B.	☐	Uniform dollar amount allocation formula. (This is a design-based safe harbor formula.) The dollar amount is:

		1.	☐	Discretionary and allocated as a uniform dollar amount to each Eligible Employee employed during the Contribution Period who satisfies the requirements in Section 19

		2.	☐	$ for the following:

			a,	☐	Each hour worked by the Eligible Employee

			b.	☐	Each hour for which the Eligible Employee is paid

			c.	☐	Each Contribution Period

			d.	☐	Other: (cannot exceed 12-consecutive months)

		3.	☐	The dollar amount specified for such Eligible Employee in the applicable collective bargaining agreement for the following:

			a.	☐	Each hour worked by the Eligible Employee

			b.	☐	Each hour for which the Eligible Employee is paid

			c.	☐	Each Contribution Period

	C.	☐	Integrated allocation formula. (This is a design-based safe harbor formula.)

		1.	☐	The integration level is:

			a.	☐	Social security taxable wage base

			b.	☐	Percentage of social security taxable wage base: %

			c.	☐	Percentage of social security taxable wage base plus specified dollar amount: % plus $

			d.	☐	Percentage of social security taxable wage base minus specified dollar amount: % minus $

			e.	☐	Specified dollar amount: $

		2.	☐	The integration level is pro-rated for Employees who become eligible part way through the Contribution Period

		3.	Percentage of Compensation allocated to each Eligible Employee is:

			a.	☐	Required in the amount specified below:

				i.	Percentage of full Compensation allocated to each Eligible Employee: %

				ii.	Percentage of excess Compensation (Compensation exceeding the integration level selected in 16.1b.ii.C.1 above) allocated to each Eligible Employee: %

The percentage selected in 16.1b.ii.C.3.a.ii. above may not exceed the lesser of (1) the percentage selected in 16.1b.ii.C.3.a.i. above or (2) the applicable percentage determined from the following table:

	Integration Level as Percentage of Social Security Taxable Wage Base			Applicable Percentage
	integration level ≤ 20%			5.7%
	20% < integration level ≤ 80%			4.3%
	80% < integration level < 100%			5.4%
	integration level = 100%			5.7%

		b.	☐	Discretionary and allocated in the ratio of full Compensation and excess Compensation to maximize disparity.

			i.	☐ A top-heavy allocation is always made first whether or not the Plan is top-heavy for the Plan Year

	4.	Disparity Limits. If the Employer maintains integrated defined benefit or target benefit plan, the overall disparity limits will be met by:

		a.	☐	Allocating to Eligible Employees on basis of full Compensation rather than excess Compensation

		b.	☐	Reducing disparity under other plans

D.	☐	Points allocation formula. (This may satisfy the requirements for a design-based safe harbor formula provided points are awarded for years of age or service. However, the allocation rates must satisfy the requirements of Treasury Regulations Section 1.401(a)(4)-2(b)(3)(i)(B).)

	1.	Participants are credited with points as follows:

		a.	☐	Compensation: point(s) for each $ (≤ $200.00).

			i.	The following number of points are allocated for any remaining fractional amounts:

A. ☐ No points credited

B. ☐ Credit partial points: point(s) if remaining Compensation is $ or more

		b.	☐	Years of service: point(s) for each full year of service completed as of the end of the Contribution Period.

			i.	Service for which points are credited is:

A. ☐ Vesting Service

B. ☐ Eligibility Service

C. ☐ The number of years of service for which points will be credited are limited to maximum of: years

		c.	☐	Years of age: point(s) for each full year of age as of the end of the Contribution Period

E.	☐	Years of service allocation formula. Dollar amount or percentage of Compensation allocated to an Eligible Employee varies based on his years of Vesting Service/participation.

	1.	Allocation is:

		a.	☐	Dollar amount

		b.	☐	Percentage of Compensation

	2.	Allocation is based on completed years of:

		a.	☐	Vesting Service

		b.	☐	Participation (periods during which the Covered Employee was an Eligible Employee with respect to Standard Nonelective Contributions)

	3.	Completed years are determined as of:

		a.	☐	First day of Contribution Period

		b.	☐	Last day of Contribution Period

	Years of Vesting Service/ Participation			Standard Nonelective Contribution Allocation

F.	☐	Cross-tested employee group allocation method – The Standard Nonelective Contribution is first allocated among designated Employee groups and is then further allocated among Eligible Employees within each group in the ratio of Compensation so that each Eligible Employee within the group has the same allocation rate as each other Eligible Employee within the Employee group. The Plan shall use cross-testing under Treasury Regulations Section 1.401(a)(4)-8. The Plan shall satisfy the gateway requirement using the minimum allocation gateway method described in Section 6.2(b) of the Base Plan Document. (If elected, additional provisions, including a description of the designated Employee groups, are found in the applicable Addendum.)

G.	☐	Cross-tested age weighted allocation method – The Standard Nonelective Contribution is allocated among all Eligible Employees such that the equivalent accrual rate for each Eligible Employee is identical. The Plan shall use cross-testing under Treasury Regulations Section 1.401(a)(4)-8. The Plan shall satisfy the gateway requirement using the minimum allocation gateway method described in Section 6.2(b) of the Base Plan Document.

(For purposes of determining equivalent accrual rates, Account balances will be normalized using standard interest and mortality table assumptions in accordance with Treasury Regulations Section 1.401(a)(4)-12.)

16.2 ADDITIONAL DISCRETIONARY NONELECTIVE CONTRIBUTION

a.	☐	The Employer may make an Additional Discretionary Nonelective Contribution.

	i.	☐	Additional Discretionary Nonelective Contribution is contingent on Profits

	ii.	☐	Additional Discretionary Nonelective Contribution is allocated:

		A.	☐	in the ratio of Compensation

		B.	☐	in same manner as Standard Nonelective Contribution

16.3 NONELECTIVE CONTRIBUTION FEATURES

a.	Contribution Periods.

	i.	The Contribution Period for Standard Nonelective Contributions is:

	A.	☐	Because 16.1a is selected above, the Contribution Period for Standard Nonelective Contributions is specified in the applicable Addendum.

	B.	☐	Each calendar quarter

	C.	☐	Each calendar year

	D.	☒	Each Plan Year

	E.	☐	Each payroll period

ii.	If Additional Discretionary Nonelective Contributions are elected, the Contribution Period for them is:

	A.	☐	Each calendar quarter

	B.	☐	Each calendar year

	C.	☐	Each Plan Year

	D.	☐	Each payroll period

SECTION 17. SAFE HARBOR EMPLOYER CONTRIBUTIONS

17.1 SAFE HARBOR NONELECTIVE FEATURES

Note: The contribution requirements to satisfy both the QACA and non-QACA safe harbors are identical. Therefore, the provisions of this Section apply to both QACA Safe Harbor Nonelective Contributions and Non-QACA Safe Harbor Nonelective Contributions.

a.	Safe Harbor Nonelective Formula. Safe Harbor Nonelective Contribution formula is:

	i.	☐	Discretionary: The Employer may amend the Plan annually to make a Safe Harbor Nonelective Contribution of at least 3% of Compensation.

	ii.	☐	Required annual contribution equal to % (≥ 3%) of Compensation

	iii.	☐	Other plan. The Employer will make a Safe Harbor Nonelective Contribution equal to or greater than 3% of Compensation to another defined contribution plan maintained by the Employer: (specify the name of the other plan)

Note: The other defined contribution plan must have the same plan year as the Plan. The Employee group eligible to receive the Safe Harbor Nonelective Contribution under the other plan should correspond to Covered Employees for 401(k) Contribution purposes under the Plan. The Safe Harbor Nonelective Contribution made to the other plan must satisfy the requirements of Code Section 401(k)(12)(C) (as provided in the Plan with respect to Non-QACA Safe Harbor Nonelective Contributions) or Code Section 401(k)(13)(D) (as provided in the Plan with respect to QACA Safe Harbor Nonelective Contributions).

b.	Contribution Period. The Contribution Period for Safe Harbor Nonelective Contributions is the Plan Year.

17.2 SAFE HARBOR MATCH FEATURES

(If Plan is profit-sharing only, match will apply to current After-Tax Contributions.)

a.	Safe Harbor Match Formula:

	i.	☐	Other plan. The Employer will make a Safe Harbor Matching Contribution to another defined contribution plan maintained by the Employer: (specify the name of the other plan) . (The Safe Harbor Matching Contribution provisions are described in the other plan. Do not complete ii. or iii. below.)

Note: The other defined contribution plan must have the same plan year as the Plan. The Employee group eligible to receive the Safe Harbor Matching Contribution under the other plan should correspond to Covered Employees for 401(k) Contribution purposes under the Plan. The Safe Harbor Matching

Contribution made to the other plan must satisfy the requirements of Code Section 401(k)(12)(B) (as provided in the Plan with respect to Non-QACA Safe Harbor Matching Contributions) or Code Section 401(k)(13)(D) (as provided in the Plan with respect to QACA Safe Harbor Matching Contributions).

	ii.	☐	Non-QACA. The Non-QACA Safe Harbor Matching Contribution is:

		A.	☐ Basic matching formula. The basic non-QACA matching formula provides Matching Contributions on behalf of each Eligible Employee in an amount equal to (1) 100% of the first 3% of Compensation contributed by the Employee and (2) 50% of the next 2% of Compensation contributed by the Employee.

		B.	☐ Enhanced matching formula.

(Must be at least equal to the aggregate contribution at each level of basic matching formula, but no greater than 6% if ACP safe harbor desired):

% match for first % of Compensation contributed and, if applicable,

% match for next % of Compensation contributed and, if applicable,

% match for next % of Compensation contributed

	iii.	☐	QACA. The QACA Safe Harbor Matching Contribution is:

		A.	☐ Basic matching formula. The basic QACA matching formula provides Matching Contributions on behalf of each Eligible Employee in an amount equal to (1) 100% of the first 1% of Compensation contributed by the Employee and (2) 50% of the next 5% of Compensation contributed by the Employee.

		B.	☐ Enhanced matching formula.

(Must be at least equal to the aggregate contribution at each level of basic matching formula, but no greater than 10% if ACP safe harbor desired):

% match for first % of Compensation contributed and, if applicable,

% match for next % of Compensation contributed and, if applicable,

% match for next % of Compensation contributed

b.	☐	Safe harbor match applies to After-Tax Contributions in addition to 401(k) Contributions

c.	Contribution Period. The Contribution Period for Safe Harbor Matching Contributions is:

	i.	☐	Each Plan Year

	ii.	☐	Each payroll period

	iii.	☐	Each Plan Year quarter

d.	☐	True-Up Safe Harbor Matching Contribution. If the Contribution Period selected above is not the Plan Year, the Employer will “true up” its Safe Harbor Matching Contribution for the Plan Year so that the total Safe Harbor Matching Contributions made for the year equal the match rate specified above based on an Eligible Employee’s total eligible contributions and Compensation for the Plan Year.

SECTION 18. EMPLOYER QUALIFIED NONELECTIVE CONTRIBUTIONS

18.1 QNEC FEATURES

Note: An Employer may not use the failsafe QNEC correction method to satisfy the ADP and/or ACP test for any Plan Year in which it uses the prior year testing method to satisfy such test.

a.	☒	The Employer may make a discretionary QNEC in an amount determined by the Employer

	i	The discretionary QNEC will be allocated as directed by the Employer (i) in ratio of Compensation or “test compensation”, as designated by the Employer, (ii) as uniform dollar amount, or (iii) to non-HCEs designated by the Employer as a percentage of their “test compensation” that does not exceed the QNEC limit described in Section 6.4 of the Base Plan Document (QNECs allocated as a dollar amount are subject to QNEC limit described in Section 6.4 of the Base Plan Document)

		A.	☒ If allocation is made under (i) or (ii) only non-HCEs share in discretionary QNEC

b.	Contribution Period. The Contribution Period for QNECs is:

	i	☐	Each calendar quarter

	ii	☐	Each calendar year

	ii	☒	Each Plan Year

	iv	☐	Each payroll period

18.2 COMPENSATION EXCLUSIONS

a.	☒	Compensation earned by Employee prior to becoming eligible to participate will be excluded in allocating QNEC

b.	☐	Limit Compensation included in allocating QNEC to $ (< Code Section 401(a)(17) annual compensation limit).

SECTION 19. ADDITIONAL REQUIREMENTS FOR RECEIVING EMPLOYER CONTRIBUTIONS

19.1 ALLOCATION REQUIREMENTS. Select available options below:

		Standard Nonelective	Add’l Disc. Nonelective	Regular Match*	Add’l Disc. Match*	True-Up Match*	QNEC
a.	No last day or service requirement.	i. ☐	ii. ☐	iii. ☒	iv. ☐	v. ☒	vi. ☒

b.	Last day requirement only. Must be a Covered Employee.	i. ☒	ii. ☐	iii. ☐	iv. ☐	v. ☐	vi. ☐

c.	Last day requirement only. Employment as an employee other than a Covered Employee satisfies requirement.	i. ☐	ii. ☐	iii. ☐	iv. ☐	v. ☐	vi. ☐

d.	Service requirement only Service requirement:	i. ☐ hours	ii. ☐ hours	iii. ☐ hours	iv. ☐ hours	v. ☐ hours	vi. ☐ hours

e.	Last day and service requirement. Must be a Covered Employee on last day. Service requirement:	i. ☐ hours	ii. ☐ hours	iii. ☐ hours	iv. ☐ hours	v. ☐ hours	vi. ☐ hours

f.	Last day and service requirement. Employment as an Employee other than a Covered Employee satisfies requirement. Service requirement:	i. ☐ hours	ii. ☐ hours	iii. ☐ hours	iv. ☐ hours	v. ☐ hours	vi. ☐ hours
g.	Last day or hours requirement.	i. ☐	ii. ☐	iii. ☐	iv. ☐	v. ☐	vi. ☐

Employment as an Employee other than a Covered Employee other than a Covered Employee satisfies the		A.☐	B.☐	C.☐	D.☐	E.☐	F.☐
		A.☐	B.☐	C.☐	D.☐	E.☐	F.☐

last day requirement. The Hours of Service requirement is:

i.   1.000 hours

ii.  501 hours[19]

[1] Excludes from participation only those employess who may be excluded from coverage testing under Code Section 410(b).

h.	Different allocation requirements apply to different Employee groups (applicable requirement appear in addendum)	i. ☐	ii. ☐	iiii. ☐	iv. ☐	v. ☐	vi. ☐

19.2 EXCEPTIONS TO ALLOCATION REQUIREMENTS. Select available options below:

		Standard Nonelective	Add’l Disc. Nonelective	Regular Match*	Add’l Disc. Match*	True-Up Match*	QNEC
a.	Last day requirement does not apply in cases of:

	i. Death	A.☐	B.☐	C.☐	D.☐	E.☐	F.☐

	ii. Disability	A.☐	B.☐	C.☐	D.☐	E.☐	F.☐

	iii. Retirement	A.☐	B.☐	C.☐	D.☐	E.☐	F.☐

	A. Exception applies only to normal retirement	I. ☐	II.☐	III.☐	IV.☐	V.☐	VI.☐

b.	Service requirement does not apply in cases of:

	i. Death	A.☐	B.☐	C.☐	D.☐	E.☐	F.☐

	ii. Disability	A.☐	B.☐	C.☐	D.☐	E.☐	F.☐

	iii. Retirement	A.☐	B.☐	C.☐	D.☐	E.☐	F.☐

	A. Exception applies only to normal retirement	I. ☐	II.☐	III.☐	IV.☐	V.☐	VI.☐

c.	Different exceptions apply to different Employee groups (applicable exceptions appear in Addendum)	A.☐	B.☐	C.☐	D.☐	E.☐	F.NA

SECTION 20. ALLOCATIONS FOR EMPLOYEES WHO DIE OR BECOME DISABLED WHILE ENGAGED IN QUALIFIED MILITARY SERVICE

20.1 DEATH WHILE IN QUALIFIED MILITARY SERVICE

a.	☐	A Participant who dies while absent from employment to perform qualified military service is treated as returning to employment immediately prior to his death for purposes of determining his eligibility for and the amount of contributions to be made to his Account for his period of military leave.

	i	Amount of Match.

[19]	“No last day or service requirement” must be selected if the Plan either (i) provides for Safe Harbor Matching Contributions or (ii) is intended to satisfy ACP testing using the safe harbor.

A.	☐	No Matching and/or Safe Harbor Matching Contributions will be made for the Participant’s period of military absence

B.	☐	Matching and/or Safe Harbor Matching Contributions will be made for the Participant’s period of military absence as if the Participant had made contributions eligible for the match equal to the average of the Participant’s contributions for (a) the 12-consecutive-month period preceding his military service or (b), if the Participant has fewer than 12 months of service prior to such military service, his actual length of continuous service with his Employer prior to such military service.

20.2 DISABILITY WHILE IN QUALIFIED MILITARY SERVICE

a.	☐	A Participant absent from employment due to military service who becomes Disabled while performing qualified military service is treated as returning to employment immediately prior to his Disability Date for purposes of determining his eligibility for and the amount of contributions to be made to his Account for his period of military leave.

	i.	☐	The Disabled Participant may continue to make contributions to the Plan for his period of military leave up to the maximum amount of 401(k) and After-Tax Contributions he would have been permitted to make to the Plan if he had actually returned to employment

	ii	Amount of Match. The amount of any Matching and/or Safe Harbor Matching Contributions for the Disabled Participant’s military absence will be:

		A.	☐	No Matching and/or Safe Harbor Matching Contributions will be made for the Participant’s period of military absence

		B.	☐	Determined based on the amount the Disabled Participant contributes in accordance with 20.2a.i. above

		C.	☐	Determined as if the Participant had made contributions eligible for the match equal to the average of the Participant’s contributions for (a) the 12-consecutive-month period preceding his military service or (b), if the Participant has fewer than 12 months of service prior to such military service, his actual length of continuous service with his Employer prior to such military service

		D.	☐	Determined based on the greater of (a) the amount the Disabled Participant contributes in accordance with 20.2a.i. above or (b) the average of the Participant’s contributions eligible for the match for (1) the 12-consecutive-month period preceding his military service or (2), if the Participant has fewer than 12 months of service prior to such military service, his actual length of continuous service with his Employer prior to such military service

SECTION 21. VESTING OF EMPLOYER CONTRIBUTIONS

21.1 REGULAR VESTING SCHEDULE

(QNECs, QMACs, and non-QACA Safe Harbor Contributions are 100% vested immediately.)

a.	☐	Different vesting schedules apply to different Employee groups for the following:

	i	☐ Regular Matching Contributions

	ii	☐ Additional Discretionary Matching Contributions

	iii	☐ True-Up Matching Contributions

	iv	☐ Standard Nonelective Contributions

	v	☐ Additional Discretionary Nonelective Contributions

b.	☒	The vesting schedules specified below apply to all eligible Participants

Fill in the letter of the vesting schedule that applies to the respective contribution from the available schedules listed below:

	i	Regular Matching Contributions schedule: G

	ii	Additional Discretionary Matching Contributions schedule:

	iii	True-Up Matching Contributions schedule: G

	iv	Standard Nonelective Contributions schedule: A

	v	Additional Discretionary Nonelective Contributions schedule: _

	vi	Prior Matching Contributions schedule: A

	vii	Prior Nonelective Contributions schedule:

	viii	Prior Money Purchase Pension Plan Contributions schedule:

	ix	QACA Safe Harbor Contributions schedule:

(100% vesting must occur after no more than 2 years of Vesting Service.)

		A. ☐	The above QACA Safe Harbor schedule applies only to Employees hired on or after (month/day/year). Employees hired before that date and have Safe Harbor Contributions are 100% vested.

	x	Prior QACA Safe Harbor Contributions schedule:

(100% vesting must occur after no more than 2 years of Vesting Service.)

		A. ☐	The above QACA Safe Harbor schedule applies only to Employees hired on or after (month/day/year). Employees hired before that date and have Safe Harbor Contributions are 100% vested.

A immediate	B 1 year cliff	C 2 year cliff	D 3 year cliff	E1 other cliff schedule for Prior Match	E2 other cliff schedule for Prior Nonelective	E3 other cliff schedule for Prior Money Purchase
100%	0% before 1 year	0% before 2 years	0% before 3 years	0% before years*	0% before years*	0% before years*
	100% after 1 year	100% after 2 years	100% after 3 years	100% after years	100% after years	100% after years

* Note: If Prior Matching/Nonelective/Money Purchase Contributions were made before the EGTRRA/PPA effective date for the Plan, 100% cliff vesting must occur after no more than 5 years of Vesting Service. If Prior Matching/Nonelective/Money Purchase Contributions were made after the EGTRRA/PPA effective date, 100% cliff vesting must occur after no more than 3 years of Vesting Service. Generally, the EGTRRA effective date for Matching Contributions is the first Plan Year beginning on or after January 1, 2002 and the PPA effective date for Nonelective Contributions is the first Plan Year beginning on or after January 1, 2007.

F 2-6 year graded		G 1-5 year graded		H1 other graded schedule for Regular Match	H2 other graded schedule for Add’l Disc. Match	H3 other graded schedule for True-Up Match	H4 other graded schedule for Standard Nonelective	H5 other graded schedule for Add’l Disc. Nonelective
				<1%	<1%	<1%	<1%	<1%
<2	0%	<1	0%	1%	1%	1%	1%	1%

2	20%	1	20%	2%	2%	2%	2%	2%

3	40%	2	40%	3%	3%	3%	3%	3%

4	60%	3	60%	4%		4%		4%		4%		4%
5	80%	4	80%	5%		5%		5%		5%		5%
6+	100%	5+	100%	6+	100%	6+	100%	6+	100%	6+	100%	6+	100%

H6 other graded schedule for Prior Match	H7 other graded schedule for Prior Nonelective	H8 other graded schedule for Prior Money Purchase	I 1-2 year graded for current and Prior QACA Safe Harbor

<1%	<1%	<1%

1%	1%	1%

2%	2%	2%

3%	3%	3%

4%	4%	4%

5%	5%	5%	<1	0%

6%	6%	6%	1%

7+ %	7+ %	7+ %	2+	100%

(Any schedule completed in H1 through H5 must be at least as favorable as 2-6 year graded vesting. Any schedule completed in H6 through H8 must be at least as favorable as (i) 2-6 year graded vesting if Prior Matching/Nonelective/Money Purchase Contributions were made after the EGTRRA/PPA effective date described in the Note above and (ii) 3-7 year graded vesting if Prior Matching/Nonelective/Money Purchase Contributions were made before the EGTRRA/PPA effective date described in the Note above.)

21.2 SPECIAL VESTING EVENTS.

a.	☒	Participants are 100% vested if employed by an Employer or Related Employer upon[20]: (select all that apply)

	i	☒	Death

	ii	☒	Disability.

		A.	☐ For purposes of 100% vesting, a Participant who becomes Disabled while absent because of qualified military service is treated as having become Disabled while employed.

	iii	☐	Early retirement

21.3 DETERMINATION OF VESTED INTEREST UPON DISTRIBUTION WHILE PARTIALLY VESTED

a.

If a Participant receives distribution from his Employer Contributions Sub-Account when he is only partially vested, his vested interest in the balance remaining in such Sub-Account (X) is not less than P(AB + (R x D)) – (R x D), where P is the vested percentage at the relevant time, AB is

[20]	Participants employed on or after NRA are always 100% vested.

the Sub-Account balance at the relevant time, D is the amount of all prior distributions from the Participant’s Employer Contributions Sub-Account, excluding amounts deemed distributed under Code Section 72(p) that have not actually been offset against the Participant’s Account balance, and R is the ratio of the Sub-Account balance at the relevant time to the Sub-Account balance after distribution.

21.4 SPECIAL VESTING SERVICE CREDITING PROVISIONS

a.	☐	Elapsed time method

	i.	One year of Vesting Service is credited for each full year of service and aggregate partial years treating 365 days of service as one year

b.	☒	Hours of Service method

	i.	Hours required in a vesting computation period to be credited with one year of Vesting Service:

		A.	☒	1,000 hours

		B.	☐	Less than 1,000 Hours of Service: (< 1,000)

	ii.	Vesting computation period:

		A.	☒	Plan Year

		B.	☐	Calendar year

		C.	☐	Anniversaries of Employment Commencement Date

c.	☐	A Participant who becomes Disabled while absent from employment because of qualified military service is credited with Vesting Service as if he returned to employment immediately prior to his Disability date.

21.5 VESTING SERVICE EXCLUSIONS

a.	☐	No exclusions

b.	☐	Period before Employee attains age 18

c.	☐	Period before the effective date of the Plan

d.	☐	If a non-vested, former Employee is reemployed after 5 consecutive Breaks in Vesting Service, his Vesting Service earned before the break is excluded upon rehire

(For this purpose, non-vested means the Employee has not made 401(k) Contributions to the Plan and does not have a vested interest in any Employer Contributions allocated to his Account. Such Employee is treated as non-vested even if he has a vested interest in After-Tax or Rollover Contributions held in his Account.)

e.	☐	If an Employee incurs a Break in Vesting Service, Vesting Service completed before the break is excluded until the Employee again completes a year of Vesting Service following the break

f.	☒	Vesting Service completed after 5 consecutive Breaks in Vesting Service is not taken into account in determining a Participant’s vested interest in his Account attributable to employment before the break

21.6 FORFEITURES

Note: Forfeitures that occur during a Plan Year must be disposed of in accordance with the provisions of this Section as of the end of the following Plan Year.

a.	Non-vested amounts are forfeited after 5-consecutive Breaks in Vesting Service or the following, if earlier:

	i	☐	Not applicable – No forfeiture before 5-consecutive Breaks in Vesting Service

	ii	☒	Immediately upon distribution or deemed distribution

b.	Restoration of forfeitures. Upon reemployment before 5-consecutive Breaks in Vesting Service, forfeited amounts:

	i	☐	Are restored only if Participant repays distribution

	ii	☒	Are automatically restored

		A.	☐ Participant may elect to repay distribution

		iii	☐	If a repayment provision is elected above, it applies only to distributions of Employer Contributions

	c.	Forfeited amounts will:

					Nonelective	Matching

		i.	Offset the Employer’s contribution obligation.[21]		1. ☐	2. ☒

		ii.	Be re-allocated among Participants		1. ☐	2. ☐

	d.	Administrator, in its discretion, may direct that forfeitures be used to pay Plan expenses.

	e.	Re-allocation of forfeitures.

					Nonelective	Matching

		i.	Participants eligible for re-allocation

			A.	Only Participants who have met applicable re-allocation in ii below	1. ☐	2. ☐

			B.	Participants who are actively employed at any time during the Plan Year	1. ☐	2. ☐

		ii.	Requirements for re-allocation:

			A.	Last day requirement only. Must be a Covered Employee	1. ☐	2. ☐

			B.	Last day requirement only. Employment as an Employee other than a Covered Employee satisfies requirement	1. ☐	2. ☐

C.	Service requirement only				1. ☐	2. ☐

1.	Hours of Service requirement				1. ☐	2. ☐

D.	Last day and service requirement. Must be a Covered Employee on last day				1. ☐	2. ☐

1.	Hours of Service requirement				1. ☐	2. ☐

E.	Last day and service requirement. Employment as an Employee other than a Covered Employee satisfies requirement				1. ☐	2. ☐

1.	Hours of Service requirement				1. ☐	2. ☐

F.	Last day or hours requirement. Employment as an Employee other than a Covered Employee satisfies the last day requirement. Hours of Service requirement is:				1. ☐	2. ☐

1.	1,000 Hours				1. ☐	2. ☐

2.	501 Hours				1. ☐	2. ☐

[21]

If forfeitures remain after all contribution obligations are satisfied or upon termination of the Plan, and such forfeitures cannot be used to pay Plan expenses, the remainder shall be re-allocated among Participants as provided in Section 14.4 of the Base Plan Document.

Exceptions to Last Day Allocation Requirements. Last day requirement does not apply in cases of:

A.	Death	1. ☐	2. ☐

B.	Disability	1. ☐	2. ☐

C.	Retirement	1. ☐	2. ☐

1.	Exception applies only to normal retirement	1. ☐	2. ☐

Employment Requirement for Re-Allocation		1. ☐

A.	Re-allocate to Participants employed during the Plan Year by any Employer	1. ☐	2. ☐

B.	Re-allocate only to Participants employed during the Plan Year by the Employer for whom the Participant last performed services	1. ☐	2. ☐

Re-allocation based upon

A.	Method of allocating Standard Nonelective Contribution	1. ☐	2. ☐

B.	Ratio of Compensation	1. ☐	2. ☐

C.	Ratio of deferral percentages	1. ☐	2. ☐

SECTION 22. CONTRIBUTION LIMITATIONS

22.1 CODE SECTION 415 LIMITATIONS

a.	Limitations Under Other Plans. If limitations would be exceeded under multiple defined contribution plans maintained by Employer:

	i.	☐	Reduce contributions to be made under other plans first, then reduce under this Plan

	ii.	☒	Reduce contributions to be made under this Plan first then under other plans

	iii.	☐	Other reduction method

22.2 APPLICATION OF ADP/ACP TEST

a.	ADP Testing Method. Nondiscrimination requirements for 401(k) Contributions will be satisfied:

	i.	☐	N/A. Nondiscrimination requirements do not apply because HCEs do not make 401(k) Contributions

	ii.	☒	Current year testing method (no Safe Harbor Contributions)

	iii.	☐	Prior year testing method. If this is the first Plan Year to provide for the CODA, prior year testing method is applied using:

		A.	☐	N/A. This is not the first Plan Year to provide for the CODA

		B.	☐	3% contribution assumption for non-HCEs

		C.	☐	Actual deferral percentages of non-HCEs for first Plan Year

	iv.	☐	Safe harbor applies for some or all Eligible Employees.

		A.	☐	ADP testing applies because (i) not all Employees eligible to make 401(k) Contributions are eligible for Safe Harbor Contributions (e.g., non-bargained employees receive Safe Harbor Contributions and bargained employees do not OR different age and service requirements apply for Safe Harbor Contributions than for 401(k) Contributions) or (ii) the discretionary Safe Harbor Nonelective Contribution option was selected. (current year testing applies.)

b.	ADP Test Correction – Roth Contributions. If Roth 401(k) Contributions are permitted under the

Plan, excess contributions attributable to 401(k) Contributions will be allocated and distributed as follows:

	i	☐	First from Pre-Tax 401(k) Contributions, then from Roth 401(k) Contributions

	ii	☐	First from Roth 401(k) Contributions, then from Pre-Tax 401(k) Contributions

	iii	☒	Distribute in ratio that Participant’s Pre-Tax and Roth 401(k) Contributions bear to Participant’s total 401(k) Contributions for the Plan Year

c.	ACP Testing Method. Nondiscrimination requirements for Matching/After-Tax Contributions will be satisfied

	i	☐	N/A. Nondiscrimination requirements do not apply because (i) HCEs do not make After-Tax Contributions or receive Matching Contributions or (ii) only bargained Employees make After-Tax Contributions or receive Matching Contributions

	ii	☒	Current year testing method (no Safe Harbor Contributions or ACP testing is not satisfied for any Employees using the safe harbor method)

	iii	☐	Prior year testing method. If this is the first Plan Year to provide for After-Tax or Matching Contributions, prior year testing method is applied using:

		A.	☐ N/A. This is not the first Plan Year to provide for After-Tax or Matching Contributions.

		B.	☐ 3% contribution assumption for non-HCEs

		C.	☐ Actual contribution percentages of non-HCEs for first Plan Year

	iv	☐	Safe harbor applies for some or all “eligible participants”.

A.

☐   Nondiscrimination testing applies because (i) Participant may make After-Tax Contributions, (ii) not all Employees eligible to receive Matching Contributions are eligible for Safe Harbor Contributions (e.g., non-bargained employees receive Safe Harbor Contributions and bargained employees do not OR different age and service requirements apply for Safe Harbor Contributions than for Matching Contributions), (iii) Matching Contributions are made on contributions in excess of 6% of Compensation (or 10% if QACA Safe Harbor Matching Contributions are made), or (iv) the discretionary Safe Harbor Nonelective Contribution option was selected. (Current year testing applies.)

22.3 APPLICATION OF CODE SECTION 402(G) LIMITS

a.	☒

Participants may direct the Administrator to return 401(k) Contributions that exceed the 402(g) limits when combined with contributions to plans maintained by un-related employers

(If the Participant made both Roth and Pre-Tax 401(k) Contributions to the Plan, the Participant must direct whether and to what extent the distribution will be made from his Pre-Tax and/or Roth 401(k) Contributions.)

b.	☒	If excess deferrals are made under the Plan, the excess will be allocated and distributed as follows:

	i	☐ First from Pre-Tax 401(k) Contributions, then from Roth 401(k) Contributions

	ii	☐ First from Roth 401(k) Contributions, then from Pre-Tax 401(k) Contributions

	iii	☒ Distribute in ratio that Participant’s Pre-Tax and Roth 401(k) Contributions bear to Participant’s total 401(k) Contributions for the calendar year

22.4 DETERMINATION OF INCOME OR LOSS

a.	Income on contributions in excess of an applicable limit above (other than the 415 limitations) will be determined using:

	i	☐ The method otherwise used to allocate income or loss to Participant’s Accounts under the Plan

ii	☒ The IRS alternative method

SECTION 23. INVESTMENT OF PARTICIPANT ACCOUNTS

23.1 PARTICIPANT DIRECTED INVESTMENTS

a.	☒	Participants may direct investment of a portion or all of their Accounts

	i	☒ Plan is intended to comply with ERISA Section 404(c)

	ii	Available Investments. Except as may be elected in Section 23.3, regarding Employer stock, and Section 23.2, regarding self-directed brokerage funds, Investment Funds available for Participant-directed investment are selected by the Investment Fiduciary

	iii	☐ Investment Fiduciary directs investment of the following Sub-Accounts:

	iv	Change Investment Elections. Investment changes that are timely received in accordance with established procedures will be initiated as of the business day they are received by the Administrator (or its delegate) or the next following business day.

	v	Failure to Direct Investments. If Participant fails to direct investments, his Account will be invested in the following Investment Fund(s): T. Rowe Price Retirement Fund with the target date closest to the year in which Participant turns 65

23.2 SELF-DIRECTED BROKERAGE FUND:

a.	☒	Plan assets may be invested through a self-directed brokerage fund

	i	Establishment of self-directed brokerage Investment Fund:

		A.	☐	is required by the Plan Sponsor, as settlor of the Plan

		B.	☒	may be selected by the Investment Fiduciary

23.3	INVESTMENT IN EMPLOYER STOCK:

a.	☒Plan assets may be invested in Employer stock (Employer stock must be publicly traded.)

	i	Establishment of Employer stock Investment Fund:

		A.	☒	is required by the Plan Sponsor, as settlor of the Plan

		B.		may be selected by the Investment Fiduciary

	ii	☐	All or some Employer Contributions are required to be invested in Employer stock.

		A.	The following types of contributions are required to be invested in Employer stock:

			1.	☐	Standard Nonelective Contributions

			2.	☐	Additional Discretionary Nonelective Contributions

			3.	☐	Prior Nonelective Contributions

			4.	☐	Non-safe harbor Matching Contributions

			5.	☐	Prior non-safe harbor Matching Contributions

		B.	☐	Participants may transfer investments out of the Employer stock fund more frequently than as required under law

		C.	☐	Participants may direct investment of other contributions in Employer stock

23.4 INVESTMENT IN LIFE INSURANCE.

a.	Plan assets may not be invested in life insurance.

23.5 TRANSFER OF INVESTMENTS

a.	Transfer Effective Dates. Investment transfer elections that are timely received in accordance with established procedures will be initiated as of the business day they are received by the Administrator (or its delegate) or the next following business day.

SECTION 24. LOANS

24.1 AVAILABILITY

a.	☒	The Plan permits Participant loans. Loans are permitted with the following restrictions, as applicable: (select all that apply)

	i	☐	No restrictions on Sub-Accounts available for loans

	ii	☒	Loans are not available from following portions of Participant’s Account:

Note: If the Plan includes QVECs, loans may not be made from QVEC Sub-Accounts and such Sub-Accounts are not included in determining the maximum amount of a loan.

		A.	☒	Roth 401(k) Contributions Sub-Account.

			1.	☒	The balance of the Roth 401(k) Contributions Sub-Account is also excluded in determining maximum permissible loan amount

		B.	☒	Other specified Sub-Accounts: See loan policy for description of other contribution sources excluded from loans and how such sources are treated for purposes of determining the maximum permissible loan amount

			1.	☐	The balance of the other Sub-Accounts is also excluded in determining maximum permissible loan amount

	iii	☐	Loans are not permitted to individuals with Rollover Contributions under the Plan, but who have not met the requirements to become an Eligible Employee.

24.2 REPAYMENT OPTIONS.

a.	☒	Loans are repaid through payroll withholding

	i	☒	Participants may also make payments by other means specified in the loan agreement

24.3	DEFAULT. If a loan payment is missed, default occurs as provided in the written loan guidelines (but not later than the end of the calendar quarter following the quarter in which payment was due)

(If a Participant makes loan payments after default, any such payments will be treated as After-Tax Contributions to the Plan for purposes of determining the Participant’s taxable basis in his Account.)

SECTION 25. HARDSHIP WITHDRAWALS

25.1 AVAILABILITY

a.	☒	The Plan permits hardship withdrawals. The Plan permits hardship withdrawals from the following Accounts:

	i	☒	Pre-Tax 401(k) Contributions (excluding interest credited after the later of (a) the last day of the Plan Year ending before July 1, 1989 or (b) December 31, 1988)

	ii	☐	Roth 401(k) Contributions (excluding interest)

	iii	☐	After-Tax Contributions

	iv	☐	Rollover Contributions

	v	☐	Designated Roth Rollover Contributions

	vi	☐	In-Plan Roth Rollover Contributions

	vii	☐	After-Tax Rollover Contributions

	viii	☒	Nonelective Contributions (includes Standard and Additional Discretionary Nonelective Contributions)

ix	☐	Prior Nonelective Contributions

x	☒	Matching Contributions (includes Regular, Additional Discretionary, and True-Up Matching Contributions) (QMACs and Safe Harbor Matching Contributions may not be withdrawn because of hardship)

xi	☒	Prior Matching Contributions (QMACs and Safe Harbor Matching Contributions may not be withdrawn because of hardship)[22]

xii	☐	Other: (specify Sub-Account(s))

25.2	DETERMINATION OF IMMEDIATE AND HEAVY FINANCIAL NEED.

Note: Hardship needs under the Plan are based on the safe harbors specified in 401(k) regulations. These include Code Section 213(d) medical expenses, purchase of a principal residence, post-secondary education/tuition expenses (including room and board), prevention of eviction from or foreclosure on the mortgage of a principal residence, funeral and burial expenses, and repairs to a principal residence for which a casualty loss deduction would be available.

a.	☐	In addition to the IRS safe harbor needs, hardship withdrawals of contributions other than 401(k) Contributions may be made under other non-discriminatory facts and circumstances, as follows:

(Withdrawal criteria must be definitely determinable, non-discriminatory, and objective)

b.	☐

Hardship withdrawals may be made to satisfy an immediate and heavy financial need of a Participant’s primary Beneficiary who is NOT the Participant’s Spouse or other dependent

(Hardship withdrawals may only be made for the following needs of the primary Beneficiary: Code Section 213(d) medical expenses, post-secondary education/tuition expenses (including room and board), and funeral and burial expenses.)

25.3	DETERMINATION THAT PLAN DISTRIBUTION IS NECESSARY TO MEET NEED.

a.	☒	Necessity for hardship withdrawal is determined using IRS suspension safe harbor

((i) distribution doesn’t exceed amount of the need (plus amounts necessary to pay federal, state, or local income taxes or penalties), (ii) Participant has obtained all other distributions and loans available under all plans of the Employer or a Related Company, and (iii) the Participant’s “elective contributions” and “employee contributions” under all plans of the Employer or a Related Company are suspended for 6 months.)

b	☐	Necessity for hardship withdrawal is determined based on Employee’s certification

(The Employee certifies that his financial need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Employee’s assets, (iii) by suspending elective contributions and employee contributions to all plans maintained by the Employer or a Related Company, (iv) by other distributions or nontaxable loans from plans maintained by the Employer or a Related Company, or (v) by borrowing from commercial sources. A hardship withdrawal will not be deemed necessary if the Administrator has actual knowledge that the Employee’s certification is false.)

[22]

An exception applies for amounts credited to the Plan as of the later of (a) the last day of the Plan Year ending before July 1, 1989 or (b) December 31, 1988, if such amounts are accounted for separately and were available for hardship withdrawal under the terms of the plan in effect on that date

25.4 EFFECTIVE DATE OF HARDSHIP WITHDRAWAL

a.	Hardship Withdrawal Effective Dates. Hardship withdrawals will be made as soon as reasonably practicable following approval.

25.5 OPTIONAL LIMITATIONS ON HARDSHIP WITHDRAWALS.

a.	☒	Minimum Hardship Withdrawal Amount. The minimum hardship withdrawal amount is: $500

	i	☐ If less, Participant may withdraw 100% of his withdrawable interest

b.	☐	Suspension of Further Hardship Withdrawals. The suspension period will last months

c.	☐	Limit Number of Hardship Withdrawals. The number of hardship withdrawals a Participant may receive during the calendar year is limited to:

SECTION 26. NON-HARDSHIP WITHDRAWALS

26.1 AVAILABILITY

a.	☒	Non-hardship withdrawals are permitted under the Plan.

26.2 SOURCES AND CONDITIONS FOR NON-HARDSHIP WITHDRAWALS.

a.	☒	Withdrawals at Any Time. The following amounts may be withdrawn at any time:

	i	In-Plan Roth Rollover Contributions, if provided under the Plan (contributions rolled over as In-Plan Roth Rollover Contributions must still be distributable under conditions no less favorable than before the rollover)

	ii	☒	After-Tax Contributions

	iii	☒	Rollover Contributions

	iv	☐	After-Tax Rollover Contributions

	v	☒	Designated Roth Rollover Contributions

b.	☒	Withdrawals at Specified Age. The following amounts may be withdrawn only after reaching the specified age:

After-Tax	Rollover	After-Tax Rollover	Designated Roth Rollover	Pre-Tax 401(k)	Roth 401(k)	QNECs
i. ☐	ii.☐	iii.☐	iv.☐	v.☒ 59 1⁄2 (≥59 1⁄2 )	vi.☒59 1⁄2 (≥59 1⁄2 )	vii.☒59 1⁄2 (≥59 1⁄2 )

QMACs	Safe Harbor	Prior Safe Harbor	Prior Money Purchase	Regular Match	Add’l Disc. Match	True-Up Match
viii. ☒59 1⁄2 (≥59 1⁄2 )	ix.☐ (≥59 1⁄2 )	x.☐ (≥59 1⁄2 )	xi.☐ (≥62)	xii.☒59 1⁄2	xiii☐	xiv.☒59 1⁄2

Prior Match	Std Nonelective	Add’l Disc. Nonelective	Prior Nonelective
xv. ☒59 1⁄2	xvi.☒59 1⁄2	xvii.☐	xviii.☐

xix	☐	Other contributions at age (specify other contribution(s) and conditions in a manner that is definitely determinable and not subject to employer discretion):

c.	☐	Employees may withdraw Nonelective/Matching Contributions after a specified period of participation as elected in the table below:

	Std Nonelective	Add’s Disc. Nonelective	Regular Match	Add’l Disc. Match	True-Up Match	Prior Nonelective	Prior Match
i. Withdrawal permitted after specified # months participation	A.☐	B.☐	C.☐	D.☐	E.☐	F.☐	G.☐

ii Withdrawal permitted after both Specified # months participation & attainment of specified age	A.☐ Mos Age	B.☐ Mos Age	C.☐ Mos Age	D.☐ Mos Age	E.☐ Mos Age	F.☐ Mos Age	G.☐ Mos Age

d.	☐	Employees may withdraw amounts held at least 2 years as elected in the table below:

	Std Nonelective	Add’s Disc. Nonelective	Regular Match	Add’l Disc. Match	True-Up Match	Prior Nonelective	Prior Match
i. No other requirements	A.☐	B.☐	C.☐	D.☐	E.☐	F.☐	G.☐

ii. Employee must also have specified # months of participation	A.☐ Mos	B.☐ Mos	C.☐ Mos	D.☐ Mos	E.☐ Mos	F.☐ Mos	G.☐ Mos

iii. Employee must also have attained specified age	A.☐ Age	B.☐ Age	C.☐ Age	D.☐ Age	E.☐ Age	F.☐ Age	G.☐ Age

iv. Employee must also have specified # months of participation and have attained specified age	A.☐ Mos Age	B.☐ Mos Age	C.☐ Mos Age	D.☐ Mos Age	E.☐ Mos Age	F.☐ Mos Age	G.☐ Mos Age

26.3 MILITARY SERVICE WITHDRAWALS

a.	☐	Deemed Severance from Employment.[23] A Participant engaged in military service more than 30 days may make a deemed severance withdrawal from the following:

	i	☐	Pre-Tax 401(k) Contributions

	ii	☐	Roth 401(k) Contributions

	iii	☐	QNECs

	iv	☐	QMACs

	v	☐	Safe Harbor Contributions

	vi	☐	Prior Safe Harbor Contributions

b.	☐	Qualified Reservist Withdrawal.[24] A Participant who is a member of a reserve component and is ordered or called to active duty for a period in excess of 179 days (or for an indefinite period) may make a qualified reservist withdrawal of the following contributions:

	i	☐	Pre-Tax 401(k) Contributions

	ii	☐	Roth 401(k) Contributions

c.	☐	A Participant absent from employment because of military leave for at least days may make a withdrawal from the following:

	i	☐	After-Tax Contributions

	ii	☐	Rollover Contributions

	iii	☐	After-Tax Rollover Contributions

	iv	☐	Designated Roth Rollover Contributions

	v	☐	Nonelective Contributions[25]

	vi	☐	Prior Nonelective Contributions

	vii	☐	Matching Contributions[26]

	viii	☐	Prior Matching Contributions

26.4 EFFECTIVE DATE OF NON-HARDSHIP WITHDRAWALS

a.	Non-Hardship Withdrawal Effective Dates. Non-hardship withdrawals will be made as soon as reasonably practicable following approval.

26.5 OPTIONAL LIMITATIONS ON NON-HARDSHIP WITHDRAWALS

a.	☐	100% Vesting Requirement. Non-hardship withdrawals may only be made from a particular Sub-Account if the Participant is 100% vested in the Sub-Account.

b.	☐	Minimum Non-Hardship Withdrawal Amount. The minimum non-hardship withdrawal amount is: $

	i	☐ If less, Participant may withdraw 100% of his withdrawable interest

c.	☐	Single suspension of months applies following any non- hardship withdrawals before a further non-hardship withdrawal is permitted

d.	☐	Single limit applies on the number of non-hardship withdrawals a Participant may receive during the calendar year equal to:

e.	☐	Separate suspension periods and/or limitations apply to further non-hardship withdrawals of the same type of contributions as elected in the table below:

[23]	Deemed severance withdrawals are subject to the 10% tax on early distributions and the Participant must be suspended from making 401(k) and After-Tax Contributions for at least 6 months.
[24]	Qualified reservist withdrawals are exempt from the 10% tax on early distributions and no contribution suspension applies.
[25]	Nonelective Contributions include Standard and Additional Discretionary Nonelective Contributions.
[26]	Matching Contributions include Regular, Additional Discretionary, and True-Up Matching Contributions.

	Suspension period is specified number of months.	Suspension period is remainder of Plan Year and the next following Plan Year.	Limit on number of non-hardship withdrawals permitted during calendar year.
i. After-Tax Contributions	1. ☐	2. ☐	3. ☐

ii. After-Tax Rollover Contributions	1. ☐	2. ☐	3. ☐

iii. Designated Roth Rollover Contributions	1. ☐	2. ☐	3. ☐

iv. In-Plan Roth Rollover Contributions	1. ☐	2. ☐	3. ☐

v. All Other Rollover Contributions	1. ☐	2. ☐	3. ☐

vi. Pre-Tax 401(k) Contributions	1. ☐	2. ☐	3. ☐

vii Roth 401(k) Contributions	1. ☐	2. ☐	3. ☐

viii QNECs	1. ☐	2. ☐	3. ☐

ix. QMACs	1. ☐	2. ☐	3. ☐

x. Safe Harbor Contributions	1. ☐	2. ☐	3. ☐

xi. Prior Safe Harbor Contributions	1. ☐	2. ☐	3. ☐

xii. Standard Nonelective Contributions	1. ☐	2. ☐	3. ☐

xiii. Additional Discretionary Nonelective Contributions	1. ☐	2. ☐	3. ☐

xiv. Prior Nonelective Contributions	1. ☐	2. ☐	3. ☐

xv. Regular Matching Contributions	1. ☐	2. ☐	3. ☐

xvi. Additional Discretionary Matching Contributions	1. ☐	2. ☐	3. ☐

xvii. True-Up Matching Contributions	1. ☐	2. ☐	3. ☐

xviii. Prior Matching contributions	1. ☐	2. ☐	3. ☐

f.	The above limitations will not apply to military service withdrawals.

SECTION 27. TIMING OF DISTRIBUTIONS

27.1 DISTRIBUTIONS TO PARTICIPANTS FOLLOWING TERMINATION

a.	Receipt of Distribution. Subject to the cash-out rules in 27.2 below, upon proper application for benefits, a Participant who terminates employment shall receive distribution:

	i	☒	As soon as reasonably practicable

	ii	☐	As soon as reasonably practicable following (<5) Breaks in Vesting Service or, if earlier, Normal Retirement Date

	iii	☐	As soon as reasonably practicable after the end of the Plan Year in which his employment terminates

	iv	☐	As soon as reasonably practicable following Normal or Early Retirement Date. A Participant who satisfies the service requirement for early retirement, but terminates employment before reaching early retirement age will be entitled to receive distribution upon reaching early retirement age.

b.	Option to Postpone Distribution. A Participant who terminates employment may postpone distribution until:

	i	If the Participant terminates prior to Normal Retirement Date:

		A.	☐	Later of age 62 or Normal Retirement Date

		B.	☒	Required Beginning Date

	ii	If the Participant retires on or after Normal Retirement Date:

		A.	☒	Required Beginning Date

		B.	☐	May not postpone

c.	Distribution Following Notice. Distribution notice will be provided to a Participant no more than 180 days before his Benefit Commencement Date and the Participant may waive the 30-day waiting period to receive distribution.

27.2 CASH-OUTS

a.	☒	Small account balances will be cashed out upon a distribution event.

	i	The cash-out amount is:

		A.	☐	$1,000

		B.	☒	$5,000

		C.	☐	$ (< $5,000)

	ii	☐	Rollover Contributions will be disregarded in determining whether Account will be cashed out

		(Regardless of the election above, a Participant’s Rollover Contributions are included in determining whether a Participant’s distribution exceeds $1,000 for purposes of the mandatory rollover rules.)

27.3 COMMENCEMENT OF BENEFITS WHILE EMPLOYED. The following provisions apply: (select all that apply)

a.	☒	A Participant who continues employment beyond Normal Retirement Date may elect to commence retirement benefits while employed

b.	☐	A Participant who incurs a Disability and continues employment may elect to commence retirement benefits.

27.4	POST 70½ DISTRIBUTIONS – REQUIRED BEGINNING DATE. A Participant (other than a 5% owner) who continues employment beyond April 1 of the calendar year following the year he attains age 70½:

a.	☐	Is required to commence retirement benefits as of that date (old rule)

b.	☒	May not commence retirement benefits as of that date, unless commencement is required under Code Section 401(a)(9) asamended by the Small Business Job Protection Act of 1996 (new rule)

27.5 PARTIAL DISTRIBUTIONS

a.	☒	Partial Distributions to Participants. Participant whose employment terminates or who is entitled to commence payment while employed, as provided in 27.3 above, may elect partial distribution from time to time

b.	☒	Partial Distributions to Beneficiaries. Subject to the rules described in 27.6 below, a Beneficiary entitled to payment may elect partial distribution from time to time

27.6	REQUIRED COMMENCEMENT OF DISTRIBUTION TO BENEFICIARIES. Distribution to Beneficiary of Participant who dies before his Beginning Date will be made:

Required

a.	☐	In full by the end of the calendar year that contains the 5th anniversary of Participant’s death (or, if later, by the end of the calendar year in which the Participant would have reached age 70½ if Participant’s Spouse is sole Beneficiary) (Select if Plan provides only for single sum payments to Beneficiaries – no installments, no annuities, and no required minimum distributions)

b.	☒	Either (1) in full within 5 years of Participant’s death or (2) in installments over the Beneficiary’s life expectancy, as elected by the Participant or Beneficiary. (Select if Plan provides for both (a) single sum payments and (b) installment, annuity, or required minimum distribution payments to Beneficiaries.)

		A.	If no election is made, distribution will be made:

			1.	☒	In full by the end of the calendar year that contains the 5th anniversary of Participant’s death (or, if later, by the end of the calendar year in which the Participant would have reached age 70½ if Participant’s Spouse is sole Beneficiary)

			2.	☐	In installments over Beneficiary’s life expectancy beginning no later than the end of the calendar year immediately following the year of the Participant’s death (or, if later, by the end of the calendar year in which the Participant would have reached age 70½, if Participant’s Spouse is sole Beneficiary)

SECTION 28. FORMS OF PAYMENT

28.1	FORM OF PAYMENT TO PARTICIPANT. Subject to the cash-out rules in 27.2 above, a Participant may receive payment in the following form(s):

a.	Single sum

b.	☐	Annuities

	i	Normal/Optional Form of Payment. Annuities are the:

		A.	☐	Normal form

		B.	☐	Optional form

	ii	Forms of annuity. Available forms of annuity are:

		A.	☐	Limited to period certain annuities (annuities payable for a specified number of months or years, rather than over the life of the Participant)

			1.	☐ The specified payment period may be any period designated by the Participant (not to exceed the joint life expectancies of the Participant and his Beneficiary)

			2.	☐	The Participant may only elect one of the following payment periods:

		B.	☐	May provide for payment over the life of the Participant

			1.	☐	The Participant may select any form of annuity that can be purchased by the Plan

			2.	☐	The Participant may only elect among the following forms of annuity:

			3.	☐	Unless the Participant elects otherwise, if payment is to be made in an annuity, it will be a life annuity or QJSA (payment elections will be subject to the requirements of Code Section 417)

	iii	Special annuity requirements. If an annuity is payable over the life of the Participant, either as the normal form or because the Participant elected such an option, the following provisions apply:

		A.	Survivor percentage under QJSA is 50% unless a larger percentage is indicated: %

		B.	QPSA Provisions: (select all that apply)

			1.	☐	The QPSA is purchased with 50% of the Participant’s Account (if not selected, the QPSA will be purchased with 100% of the Participant’s Account)

			2.	☐	To receive QPSA, the Spouse must have been married to Participant for one year preceding death

			3.	☐	QPSA waiver is permitted.

				a.	☐ Pre-35 QPSA waivers are permitted

c.	☒	Installment payments over period specified by Participant

	i	☒	Participants may elect to accelerate installments

		A.	☐	The election to accelerate installment payments as of a specified date must be made when payments start

d.	☐	Required minimum distributions (RMDs) (select only if Plan does not otherwise provide for installment payments)

	i	RMDs Payable. Required minimum distributions are payable after a Participant’s Required Beginning Date (as defined in the Base Plan Document based on the election in Section 27.4) as follows:

		A.	☐	Only while Employee continues employment after Required Beginning Date

		B.	☐	If payments start at Participant’s Required Beginning Date, whether or not Participant is still employed on that date

e.	☐	Eliminate Forms of Payment. The restatement eliminates the following forms of benefit: (select all that apply)

	i	☐	Annuity forms of payment

	ii	☐	Installment form of payment

f.	☒	A Participant may elect distribution in more than one form of payment

28.2 FORM OF PAYMENT TO BENEFICIARY.

a.	Subject to the cash-out rules in 27.2 above and the QPSA requirements, if a Participant dies before payments start, distribution to the Participant’s Beneficiary will be made in the following form:

	i	☒	Any of the forms of payment available to the Participant, as elected by the Beneficiary[27]

[27]	Note: Legal rules limit the period over which payments may be made to a Participant’s Beneficiary. For example,

	ii	☐ Single sum only

b.	☐	Regardless of the election in a above, if the Participant dies before his Required Beginning Date (as defined in the Base Plan Document based on the election in Section 27.4), the Beneficiary may receive RMDs

28.3 IN-KIND DISTRIBUTIONS. THE FOLLOWING DISTRIBUTIONS MAY BE MADE IN KIND:

a.	☐	No in-kind distributions

b.	☐	Only Employer stock may be distributed in kind1

c.	☐	Only distributions from self-directed brokerage Investment Fund (as described in 23.2 above) may be made in kind

d.	☒	Distributions of Employer stock[28] or from self-directed brokerage Investment Fund (as described in 23.2 above) may be made in kind

28.4 ☐ GRANDFATHERED PAYMENT OPTIONS. Special payment forms are preserved for specified Participant groups

SECTION 29. MISCELLANEOUS DISTRIBUTION PROVISIONS

29.1 EFFECT OF REEMPLOYMENT

a.	Right to Distribution and Form of Payment. If a Participant is reemployed, he will lose his right to distribution attributable to his prior retirement or termination. If his Benefit Commencement Date occurred before reemployment, no further distribution will be made until his subsequent termination and his prior form of payment election is null and void.

b.	Annuity Requirements. If Participant elected optional life annuity, annuity requirements continue to apply to:

	i	☐ Only prior Account

	ii	☐ Full Account

29.2 BENEFICIARIES. If no Beneficiary has been designated or no Beneficiary survives the Participant, the default Beneficiary will be Participant’s Spouse or, if none:

a.	☐	Participant’s estate

b.	☐	Participant’s surviving children in equal shares or, if none, Participant’s estate

c.	☒	Participant’s issue, per stirpes, or, if none, Participant’s estate

d.	☐	Participant’s issue, per stirpes, or, if none, Participant’s surviving parents in equal shares, or, if none, Participant’s estate

29.3 DOMESTIC PARTNER PROVISIONS

a.	☐	If a Participant has a Domestic Partner, the Participant’s Domestic Partner will be treated as the Participant’s Spouse for Beneficiary and consent purposes.

SECTION 30. MISCELLANEOUS

30.1 DEFINITION OF DISABILITY.

(Complete only if Plan includes a feature that is contingent upon a Participant’s Disability.)

a.	Participant is Disabled if he satisfies any of the criteria selected below:

	i	☐ Eligible for social security disability

	ii	☒ Eligible for benefits under Employer’s long term disability program

	iii	☒ Determined by the Administrator on the basis of medical evidence satisfactory to it

[28]

In-kind distributions of Employer stock are permitted only to the extent a Participant’s Account is invested in such stock. A Participant does not otherwise have the right to demand payment of his benefit under the Plan in the form of Employer securities.

		A.	☐	Unable to engage in any occupation for pay or profit

		B.	☒	Unable to perform usual and customary duties for Employer

	iv	☐	Other (must be definitely determinable and not subject to Employer discretion):

30.2 DEFINITION OF HCE

a.	Look back year is the:

	i	☒	12-month period immediately preceding Plan Year

	ii	☐	Calendar year beginning within the 12-month period immediately preceding Plan Year (may select only if Plan Year is not calendar year)

b.	Are HCEs limited to top-paid 20% of Employees?

	i	☐	Yes.

	ii	☒	No.

30.3 TOP HEAVY PROVISIONS

a.	Applicability. Top-heavy provisions apply as follows:

	i	☐	Provisions do not apply because Plan covers only collectively-bargained Employees (less than 50% of whom are owners,officers or executives)

	ii	☐	Provisions do not apply because Plan provides only for 401(k) Contributions, Matching Contributions, and/or Safe Harbor Contributions that satisfy non- discrimination requirements using the safe harbor method

b.	☐	Vesting schedule for prior contributions does not meet the requirements of Code Section 416

	i	Applicability of Top-Heavy Schedule. If the Plan becomes top-heavy, the top-heavy vesting schedule identified below will apply to such prior contributions for all future Plan Year.

	ii	Top-Heavy Vesting Schedule is:

		A.	☐	3 year cliff vesting

		B.	☐	2-6 year graded vesting

		C.	☐	Other vesting (must be at least as favorable as 2-6 year graded vesting.)

Years of Vesting Service	Vested Interest

c.	☐	Plan Coverage. Employees are also covered under a defined benefit and/or another defined contribution plan: (select all that).
	i	☐	A defined benefit plan. If the defined benefit plan is also top-heavy, Employees will receive top-heavy benefit from:
		A.	☐	This Plan equal to 5% of “415 compensation”

		B.	☐	The defined benefit plan

			1.	☐ Benefits provided under this Plan offset the minimum benefit required under the defined benefit plan

		C.	☐	Each plan without regard to the other

		D.	☐	No top-heavy benefit is required because a comparability analysis of the benefits provided under both plans proves the minimum benefit requirements are satisfied

	ii	☐	Another defined contribution plan. If the defined contribution plan is also top- heavy, Employees will receive top-heavy benefit from:

		A.	☐	This Plan

			1.	☐ Benefits provided under the other plan offset the minimum benefit required under the Plan

		B.	☐	The other defined contribution plan

			1.	☐ Benefits provided under the Plan offset the minimum benefit required under the other plan

d.	☐	If necessary for determining the present value of cumulative accrued benefits under aggregated defined benefit plans, the following factors shall be used:

	i	Interest rate:

	ii	Mortality table:

e.	Top-Heavy Minimum Contributions. Top-heavy minimum contributions will be made:

	i	☒	Only to non-key Employees

	ii	☐	To both key and non-key Employees

	iii	☒	Only for top-heavy Plan Years

	iv	☐	For all Plan Years, regardless of whether Plan is now or ever was top-heavy

30.4 GOVERNING LAW. The Plan shall be governed by the laws of the following state or commonwealth: California

30.5 PLAN EXPENSES

a.	Administrative Expenses. Reasonable administrative expenses of the Plan will be paid from the Plan, except the Employers may elect to pay some or all such expenses.

30.6 SUPERSEDING PLAN PROVISIONS

a.	☒	The Plan includes special provisions that supersede any inconsistent provisions of the Adoption Agreement or Base Plan Document (provisions are found in the applicable Addendum)

(If the Plan includes superseding provisions, the Plan Sponsor may no longer rely on the volume submitter practitioner’s advisory letter. In order to have reliance, the Plan must apply for its own determination letter.)

SECTION 31. VOLUME SUBMITTER INFORMATION

31.1	USE AND APPLICATION OF VOLUME SUBMITTER DOCUMENT

The PDS Premier™ Volume Submitter 401(k) Savings/PS Plan Adoption Agreement No. 001 may be used only in conjunction with the PDS Premier™ Volume Submitter 401(k) Savings/PS Plan Base Plan Document No. 01. The volume submitter practitioner will provide information to the Plan Sponsor of any amendments made to the PDS Premier™ Volume Submitter 401(k) Savings/PS Plan or of the discontinuation or abandonment of the PDS Premier™ Volume Submitter 401(k) Savings/PS Plan.

The Plan Sponsor may rely on the advisory letter issued to the volume submitter practitioner by the Internal Revenue Service as evidence that the Plan is qualified under Section 401 of the Internal Revenue Code only to the extent provided in Revenue Procedure 2011-49. The Plan Sponsor may not rely on the advisory letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the advisory letter issued with respect to the PDS Premier™ Volume Submitter 401(k) Savings/PS Plan and in Revenue Procedure 2011-49.

In order to have reliance in such circumstances, application for a determination letter must be made to Employee Plans Determinations of the Internal Revenue Service.

Failure to properly fill out the Adoption Agreement may result in the disqualification of the Plan.

Questions regarding adoption of the PDS Premier™ Volume Submitter 401(k) Savings/PS Plan, the intended meaning of any volume submitter plan provisions, or the effect of the advisory letter issued by the Internal Revenue Service with respect to the PDS Premier™ Volume Submitter 401(k) Savings/PS Plan may be addressed to the volume submitter practitioner’s agent designated for such purpose in 31.2 below.

31.2 AGENT FOR VOLUME SUBMITTER PRACTITIONER

T. Rowe Price Retirement Plan Services, Inc.

P.O. Box 89000, OM-2102

Baltimore, MD 21289-2102

31.3 IDENTIFICATION OF VOLUME SUBMITTER PRACTITIONER

Plan Document Systems™

1919 M Street, NW Suite 700

Washington, DC 20036

800-333-PLAN (7526)

SECTION 32. EXECUTION

This Plan must be signed and dated below by all the indicated parties to be effective

EXECUTED AT                    Irvine, CA                                         ,

                    , this         1st         day of         March              2016            .

Western Digital Corporation

By:	/s/ Jacqueline DiMaria
Title:	Executive Vice President and Chief Human Resources Officer

PARTICIPATION AGREEMENT

FOR

WESTERN DIGITAL CORPORATION 401(K) PLAN

This Participation Agreement is adopted by the participating Employer identified below to reflect its participation in the Plan. By executing this Participation Agreement, the Employer identified below agrees to be bound by the terms of the Plan and the Trust Agreement as adopted by the Plan Sponsor, including any amendments thereto and any elections made by the Plan Sponsor.

Identification of Employer:	HGST, Inc. (Employer name)
48-1280899 (EIN)

Effective date of participation:	March 8, 2012 (month/day/year)

This Participation Agreement must be signed and dated below by the participating Employer to be effective.

EXECUTED AT                     Irvine, CA                                        ,

                    , this         29th         day of         February             2016            .

HGST, Inc.

By:	/s/ Michael Ray
Title:	Secretary

PARTICIPATION AGREEMENT

FOR

WESTERN DIGITAL CORPORATION 401(K) PLAN

This Participation Agreement is adopted by the participating Employer identified below to reflect its participation in the Plan. By executing this Participation Agreement, the Employer identified below agrees to be bound by the terms of the Plan and the Trust Agreement as adopted by the Plan Sponsor, including any amendments thereto and any elections made by the Plan Sponsor.

Identification of Employer:	Western Digital Technologies, Inc. (Employer name)
95-2647125 (EIN)

Effective date of participation:	October 1, 1984 (month/day/year)

This Participation Agreement must be signed and dated below by the participating Employer to be effective.

EXECUTED AT                      Irvine, CA                                                              ,

                    , this      29th      day of      February          2016            .

Western Digital Technologies, Inc.

By:	/s/ Michael Ray
Title:	Executive Vice President, Chief Legal Officer and Secretary

PARTICIPATION AGREEMENT

FOR

WESTERN DIGITAL CORPORATION 401(K) PLAN

This Participation Agreement is adopted by the participating Employer identified below to reflect its participation in the Plan. By executing this Participation Agreement, the Employer identified below agrees to be bound by the terms of the Plan and the Trust Agreement as adopted by the Plan Sponsor, including any amendments thereto and any elections made by the Plan Sponsor.

Identification of Employer:	Western Digital (Fremont), LLC (Employer name)
20-0120906 (EIN)

Effective date of participation:	August 1, 2003 (month/day/year)

This Participation Agreement must be signed and dated below by the participating Employer to be effective.

EXECUTED AT                      Irvine, CA                                                  ,

                    , this     29th     day of          February          2016        .

Western Digital (Fremont), LLC

By:	/s/ Michael Ray
Title:	Vice President and Secretary

PARTICIPATION AGREEMENT

FOR

WESTERN DIGITAL CORPORATION 401(K) PLAN

This Participation Agreement is adopted by the participating Employer identified below to reflect its participation in the Plan. By executing this Participation Agreement, the Employer identified below agrees to be bound by the terms of the Plan and the Trust Agreement as adopted by the Plan Sponsor, including any amendments thereto and any elections made by the Plan Sponsor.

Identification of Employer:	WD Media, LLC (Employer name)
94-2914864 (EIN)

Effective date of participation:	September 11, 2007 (month/day/year)

This Participation Agreement must be signed and dated below by the participating Employer to be effective.

EXECUTED AT                     Irvine, CA                                         ,

                    , this     29th     day of     February         2016        .

WD Media, LLC

By:	/s/ Michael Ray
Title:	Secretary

ADDENDUM A

AUTOMATIC CONTRIBUTION ARRANGEMENT

WITH OPTIONAL AUTOMATIC ESCALATION FEATURE (NO QACA/EACA)

A.1 AUTOMATIC CONTRIBUTION ARRANGEMENT (ACA)

(401(k) Contributions will automatically be made on behalf of each Eligible Employee who is subject to automatic enrollment, as described in a. below, in the amount described in b. below, unless the Eligible Employee makes an affirmative election: (i) not to have 401(k) Contributions made or (ii) to make 401(k) Contributions in a different amount.)

a.	Employees subject to the ACA:

	i	Except as selected in iii below, 401(k) Contributions will automatically be withheld for:

		A.	☐	All Eligible Employees (This is a new CODA and no Employees eligible for the ACA have a prior affirmative election in place)

		B.	☐	Subject to any election in 1. below, only individuals first hired as Covered Employees on or after:

1.

☐   ACA also applies to former Employees who terminated employment with the Employers and all Related Employers and are re-hired as Covered Employees on or after the date above, without regard to their original hire date. (Former Covered Employees who transfer back to covered employment are not covered by the ACA.)

		C.	☒	Subject to any election in 1. below, only Employees who first become eligible to make 401(k) Contributions on or after: April 1, 2006

1.

☒   ACA also applies to former Employees who terminated employment with the Employers and all Related Employers and are re-hired as Covered Employees on or after the date above, without regard to their original eligibility date. (Former Covered Employees who transfer back to covered employment are not covered by the ACA.

	ii	☒	In addition to the Employees selected in B or C above, 401(k) Contributions will be withheld for Eligible Employees hired or participating before the applicable date as follows:

		A.	☒	Eligible Employees who are not making 401(k) Contributions at all

		B.	☐	Eligible Employees who are making 401(k) Contributions at a rate less than the automatic contribution amount applicable to new Participants

	iii	☐	Employees excluded from ACA. The following Employee groups will not have 401(k) Contributions automatically withheld under the ACA:

		A.	☐	All Employees who are covered by the terms of a collective bargaining agreement

		B.	☐	Only those Employees who are covered by the terms of a collective bargaining agreement that does not provide for their coverage under the ACA (select only if the Plan covers Employees of different bargaining units, not all of which have adopted the ACA)

		C.	☐	All non-collectively bargained Employees (select only if the Plan covers both bargained and non-bargained Employees and only bargained Employees are covered by the ACA)

		D.	☐	HCEs

		E.	☐	The following Employees:

b.	Amount automatically withheld is 5% of Compensation (must be whole number)

c.	Default treatment for contributions under the ACA is:

	i	☒	Pre-Tax 401(k) Contributions

	ii	☐	Roth 401(k) Contributions

d.	Affirmative elections are deemed to expire only under the following circumstances
(To the extent provided in this part d and subject to iv. below, existing affirmative elections will expire,unless a Participant makes another affirmative election in accordance with the rules prescribed by the Administrator.)

	i	☐	Expiration After Specified Period. A Participant’s affirmative election will expire and 401(k) Contributions will re-commence under the ACA at the end of the:

		A.	☐ Plan Year in which the election is first effective.

		B.	☐ Plan Year following the Plan Year in which the election is first effective.

		C.	☐ Following specified period:

	ii	☒	Expiration on Hardship Suspension. A Participant’s affirmative election will expire if 401(k) Contributions are suspended because of a hardship withdrawal.

		A.	Following the suspension period, 401(k) Contributions will not re-commence unless the Participant affirmatively elects otherwise.

	iii	Expiration Upon Termination of Employment. Upon termination of employment with the Employers and all Related Employers, a Participant’s affirmative election will expire and he will be subject to automatic enrollment upon reemployment.

Note: The above applies for purposes of determining whether a Participant is subject to automatic enrollment upon reemployment. If Compensation for purposes of making 401(k) Contributions includes post-severance amounts, 401(k) Contributions will continue to be made (or not made) in accordance with a Participant’s affirmative election following the Participant’s severance from employment until the earlier of (1) the Participant’s reemployment or (2) the later of (i) 2 1⁄2 months following the Participant’s termination or (ii) the end of the year in which termination occurs.

	iv	☒	Expiration Upon Transfer of Employment. A Participant’s affirmative election will expire if he transfers out of employment as a Covered Employee to other employment with an Employer or a Related Employer. If the Participant transfers back to employment as a Covered Employee, 401(k) Contributions will:

		A.	☒ Not re-commence unless the Participant affirmatively elects otherwise

		B.	☐ Re-commence under the ACA unless the Participant affirmatively elects otherwise

e.	☐	A Participant’s affirmative election will expire for reasons other than termination of employment with the Employers and all Related Employers only if:

(To the extent provided in this part e, existing affirmative elections will expire, unless a Participant makes another affirmative election in accordance with the rules prescribed by the Administrator.)

	i	☐	The Participant elected not to make 401(k) Contributions at all

	ii	☐	The Participant elected to make 401(k) Contributions at a rate less than the automatic contribution amount applicable to new Participants

	iii	☐	Other: (describe circumstances in which affirmative election will be treated as not expiring)

A.2     ☐     AUTOMATIC ESCALATION FEATURE

(The 401(k) Contributions made on behalf of each Eligible Employee who is subject to automatic escalation, as described in a. below, will automatically be increased as provided in b. below, unless the Eligible Employee makes an affirmative election not to have his 401(k) Contributions increased.)

a.	Employees subject to automatic escalation:

	i	401(k) Contributions will be automatically increased for:

		A.	☐	All Eligible Employees

		B.	☐	Only Employees who are subject to the ACA provided in A.1a. above

	ii	☐	Participants excluded from automatic escalation. The following Employee groups will not have 401(k) Contributions increased automatically:

		A.	☐	All Eligible Employees who are covered by the terms of a collective bargaining agreement

		B.	☐	Only those Eligible Employees who are covered by the terms of a collective bargaining agreement that does not provide for their participation in the automatic escalation feature (select only if the Plan covers Employees of different bargaining units, not all of which have adopted automatic escalation)

		C.	☐	All non-collectively bargained Employees (select only if the Plan covers both bargained and non-bargained Employees and only bargained Employees are covered by the automatic escalation feature)

		D.	☐	HCEs

		E.	☐	The following Eligible Employees:

b.	Subject to the Employer’s selections in i. below, automatic escalation applies only to Participants making 401(k) Contributions in an amount less than % (must be whole number) of Compensation

	i	☐	A Participant may affirmatively elect to have automatic escalation continue after reaching the limit described in b. above

c.	Subject to the Employer’s selections in i. below, the amount of the automatic increase for each adjustment period is % (must be whole number) of Compensation

(Subject to A.2b.i. above, the automatic increase shall not cause the amount of the 401(k) Contributions being made on behalf of a Participant to exceed the cap specified in A.2b. above. If required, the amount of the automatic increase shall be reduced so that such cap is not exceeded.)

	i	☐	A Participant may affirmatively elect automatic increases in a different amount

d.	Subject to any elections in ii.. or iv. below, the automatic increase will be applied each adjustment date.

	i	The adjustment dates are:

		A.	☐	First day of each calendar year

		B.	☐	Anniversaries of the Employee’s hire or rehire date

		C.	☐	Each (month/day – must be first day of month)

	ii	The increase will apply as soon as administratively practicable following the applicable adjustment date

Note: If an Eligible Employee who is subject to automatic escalation modifies the amount of his 401(k) Contributions taken into account in applying the automatic escalation provisions within days of an adjustment date, notwithstanding any other provision of the Plan, his 401(k) Contributions will not be adjusted as of such adjustment date, but will be adjusted as of the immediately following adjustment date.

	iii	The first increase will apply to a new Eligible Employee beginning with the first adjustment date after:

		A.	☐	The date the Eligible Employee first became subject to the automatic escalation provisions

		B.	☐	The close of the Plan Year in which the Eligible Employee first became subject to the automatic escalation provisions

1.

☐   For an Eligible Employee who affirmatively elects out of the ACA, but is still subject to automatic escalation, the first increase applies beginning with the first adjustment date after the Eligible Employee would have become subject to the automatic escalation provisions but for his affirmative election

		C.	☐	The close of the Plan Year following the Plan Year in which the Eligible Employee first became subject to the automatic escalation provisions

1.

☐   For an Eligible Employee who affirmatively elects out of the ACA, but is still subject to automatic escalation, the first increase applies beginning with the first adjustment date after the Eligible Employee would have become subject to the automatic escalation provisions but for his affirmative election

	iv	☐	An Eligible Employee may elect a different adjustment date

e.	The default treatment for the automatic annual increase will be:

	i	☐	Pre-Tax 401(k) Contributions

	ii	☐	Roth 401(k) Contributions

f.	Affirmative Elections Out of Automatic Escalation.

	i	Effect of Affirmative Election Under ACA. If an Eligible Employee who is subject to the ACA makes an affirmative election, the following applies:

		A.	If the Eligible Employee affirmatively elects not to make 401(k) Contributions, he will also be treated as electing out of automatic escalation

		B.	If the Eligible Employee affirmatively elects to make 401(k) Contributions in a different amount than provided under ACA, he must make a separate affirmative election out of automatic escalation

		C.	If he elects to make Roth 401(k) Contributions instead of Pre-Tax 401(k) Contributions (or vice versa, if default 401(k) Contributions under the ACA are treated as Roth 401(k) Contributions), he will be treated as provided in B. above

	ii	Expiration of Affirmative Election Out of Automatic Escalation. A Participant’s separate affirmative election out of automatic escalation will expire under certain circumstances

(To the extent provided in this part ii., a Participant’s separate affirmative election against auto escalation will expire, unless the Participant makes another affirmative election in accordance with the rules prescribed by the Administrator.)

		A.	☐	Expiration After Specified Period. A Participant’s affirmative election will expire and the Participant’s 401(k) Contributions will again become subject to automatic escalation at the end of the:

			1.	☐ Plan Year in which the election is first effective.

			2.	☐ Plan Year following the Plan Year in which the election is first effective.

			3.	☐ Following specified period:

		B.	☐	Expiration on Hardship Suspension. A Participant’s affirmative election will expire if 401(k) Contributions are suspended because of a hardship withdrawal.

			1.	Following the suspension period, automatic escalation shall NOT apply unless the Participant affirmatively elects otherwise

		C.	☐	Expiration Upon Termination of Employment. Upon termination of employment with the Employers and all Related Employers, a Participant’s affirmative election will expire and he will be subject to automatic escalation upon reemployment

Note: The above applies for purposes of determining whether a Participant is subject to automatic enrollment upon reemployment. If Compensation for purposes of making 401(k) Contributions includes post-severance amounts, 401(k) Contributions will continue to be made (or not made) in accordance with a Participant’s affirmative election following the Participant’s severance from employment until the earlier of (1) the Participant’s reemployment or (2) the later of (i) 2 1⁄2 months following the Participant’s termination or (ii) the end of the year in which termination occurs.

		D.	☐	Expiration Upon Transfer of Employment. A Participant’s affirmative election will expire if he transfers out of employment as a Covered Employee to other employment with an Employer or a Related Employer. If the Participant transfers back to employment as a Covered Employee, automatic escalation will:

			1.	☐ Not apply unless the Participant affirmatively elects otherwise

			2.	☐ Apply unless the Participant affirmatively elects otherwise

	iii	☐	A Participant’s affirmative election will expire for reasons other than termination of employment only if:

		A.	☐	The Participant elected to make 401(k) Contributions at a rate less than the cap specified in A.2b. above

		B.	☐	Other:

(describe circumstances in which affirmative election will be treated as not expiring)

ADDENDUM B

SUPERSEDING PLAN PROVISIONS

B.1	SUPERSEDING PLAN PROVISIONS

a.

The provisions described in this Addendum supersede other provisions of this Adoption Agreement and/or the Base Plan Document in the manner described. These provisions have not been pre-approved by the Internal Revenue Service and must be disclosed as modifications to the pre-approved language.

Item 1: Employer Matching Contributions (Section 15)

As of the last day of a Contribution Period, the Employer shall allocate a Non-Safe Harbor Matching Contribution on behalf of each “Benefiting Participant,” who is an Eligible Employee of such Employer. A Non-Safe Harbor Matching Contribution on behalf of a Benefiting Participant shall be in an amount equal to fifty percent (50%) of the Benefiting Participant’s Elective Deferrals for the Contribution Period which do not exceed five percent (5%) of the Benefiting Participant’s Compensation for the Contribution Period, provided, however, that each Benefiting Participant shall receive a “Minimum Annual Non-Safe Harbor Matching Contribution” equal to 50% of the first $4,000 of the Benefiting Participant’s Elective Deferrals for the Plan Year.

Any contribution necessary to provide a Benefiting Participant with the Minimum Annual Non-Safe Harbor Matching Contribution shall be treated as a Non-Safe Harbor Matching Contribution for all purposes under this Plan. For avoidance of doubt, any Participant who is a Benefiting Participant for a Non-Safe Harbor Matching Contribution with respect to any Contribution Period in a Plan Year shall be a Benefiting Participant for purposes of the Minimum Annual Non-Safe Harbor Matching Contribution, if applicable to such Benefiting Participant, for such Plan Year.

Item 2: Post 70-1/2 Distributions – Required Beginning Date (Section 27.4)

Notwithstanding the election set forth in Section 27.4 of the Adoption Agreement, a Participant who continues employment beyond April 1 of the calendar year following the year he attains age 70 1⁄2 may elect to commence retirement benefits as of that date while still employed with the Employer.

Item 3: Western Digital Stock Fund

Section 1. Purpose of the Western Digital Stock Fund

The purpose of the Western Digital Stock Fund is to permit Plan Participants to invest in the common stock of the Sponsoring Employer (“Sponsor Stock”) through the Plan. Subject to the discretion of Evercore as set forth in this Addendum, the Western Digital Stock Fund is intended to be a feature of the Plan that is invested exclusively in Sponsor Stock. “Sponsoring Employer” shall mean the Plan Sponsor.

Section 2. Named Fiduciary for the Western Digital Stock Fund

Western Digital, in its capacity as the Sponsoring Employer of the Plan, has appointed Evercore Trust Company, N.A. (“Evercore”) as the named fiduciary and investment manager of the Western Digital Stock Fund under the Plan. Notwithstanding any provision of the Base Plan Document or the Adoption Agreement to the contrary, Evercore shall be the exclusive named fiduciary and investment manager with respect to the Western Digital Stock Fund. Neither the Company in its capacity as Plan Administrator or Investment Fiduciary, the Retirement, Administrative and Severance Committee, nor any Plan fiduciary other than Evercore shall have any authority to restrict or eliminate the Western Digital Stock Fund as a Plan investment option; and no Plan fiduciary, including Evercore, shall have any authority to add to the Plan any investment option the purpose of which is to invest primarily or exclusively in Sponsor Stock.

Section 3. Intent of the Sponsoring Employer with respect to the Western Digital Stock Fund

It is the intent of the Sponsoring Employer that the Western Digital Stock Fund be a feature of the Plan and continue to be invested exclusively in Sponsor Stock without regard to the diversification of assets. Further, it is the intent of the Sponsoring Employer that Evercore will evaluate the prudence of maintaining the Western Digital Stock Fund not on the basis of the risk associated with the

Western Digital Stock Fund standing alone but in light of the availability of other investment options under the Plan and the ability of Plan Participants to construct a diversified portfolio of investments consistent with their individual desired level of risk and return.

Section 4. Duties of Evercore with respect to the Western Digital Stock Fund

As named fiduciary and investment manager, Evercore will at all times have the exclusive fiduciary authority and responsibility to exercise the following powers in exercising its authority and responsibility as named fiduciary and investment manager for the

Western Digital Stock Fund, and to instruct the Trustee of the Plan accordingly:

(a) to suspend or prohibit the investment of new participant or employer contributions (including but not limited to any employer matching contributions) in the Western Digital Stock Fund;

(b) to suspend or prohibit the transfer of participant account balances into the Western Digital Stock Fund;

(c) in connection with a determination that holding Sponsor Stock is no longer prudent under ERISA, to eliminate the Western Digital Stock Fund as an investment option under the Plan and to sell or otherwise dispose of all of the Sponsor Stock held in the Western Digital Stock Fund;

(d) to suspend or prohibit the transfer of participant account balances out of the Western Digital Stock Fund during any period in which Evercore is directing the sale or other disposition of the Sponsor Stock in the Western Digital Stock Fund; and

(e) to designate an alternative investment fund available under the Plan for the temporary investment of any proceeds from any sale or other disposition of Sponsor Stock following the completion of such sale or other disposition, pending participant directions to the trustee of the Plan with respect to the investment of such proceeds.

Evercore shall have no authority or responsibility to: (i) change the design of the Plan with respect to the Western Digital Stock Fund or alter the purpose of the Western Digital Stock Fund; (ii) establish any investment fund or investment option under the Plan, whether as an alternative to the Western Digital Stock Fund or otherwise; (iii) provide investment advice or investment management services with respect to individual participant investment allocation to the Western Digital Stock Fund or any other investment option under the Plan; (iv) vote shares of Sponsor Stock or for responding to tender offers for Sponsor Stock, which authority and responsibility will be exercised by Plan participants in accordance with the terms of the Plan; (v) prepare or submit any securities filings required by state or federal regulatory agencies, other than SEC Forms 13F and 13G (to the extent such 13F filings are required of Evercore or such 13G filings are required on behalf of the Plan); (vi) address any matters relating to the trading of Sponsor Stock by the Plan other than as specifically set forth in this Item 3, including but not limited to the selection of a broker for the execution of such trades to effect participant directions; or (vii) determine the value of the assets of the Western Digital Stock Fund for filing or reporting purposes.

ADDENDUM C

INTERIM RETROACTIVE COMPLIANCE AMENDMENT

EFFECTIVE DATES

C.1	GENERAL COMPLIANCE

a.

Unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of (i) final Treasury Regulations issued under Code Section 401(k) and 415 (“final 415 Regulations”), (ii) the Pension Protection Act of 2006 (“PPA”), (iii) the Heroes Earnings Assistance and Relief Act of 2008 (“HEART”), (iv) the Worker, Retiree and Employee Recovery Act of 2008 (“WRERA”), (v) the Small Business Jobs Act of 2010 (“SBJPA”), or (vi) any regulations, rulings, or other published guidance issued under the Code, ERISA, PPA, HEART, WRERA, or SBJPA, the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an Employee or a waiver or exemption issued under the Code, ERISA, PPA, HEART, WRERA, or SBJPA), including, but not limited to, the provisions described in this Addendum.

C.2	RETROACTIVE EFFECTIVE DATES TO REFLECT COMPLIANCE WITH INTERIM LEGAL CHANGES

a.	Final 415 Compliance:

	i	Unless a different date is specified below, the following provisions were effective as of the first day of the first limitation year beginning on or after July 1, 2007:

		A.	☒	Compensation: The definition of “Compensation” was amended to include only post-severance amounts permitted to be included as “415 compensation”.

			1.	☐	A later effective date applies:

		B.	415 Compensation: The definition of “415 compensation” was amended to include only permissible post-severance amounts.

		C.	415 Limits: The 415 limitations were amended to reflect the final 415 regulations effective the first day of the first limitation year beginning on or after July 1, 2007.

b.	PPA Compliance (as modified by HEART, WRERA, and SBJPA)

	i	Unless a different date is specified below, the following provisions (if applicable) were effective as of the first day of the first Plan Year beginning on or after January 1, 2007:

		A.	Rollover Contributions to the Plan:

			1.	☐	The Plan was amended to permit Rollovers Contributions to the Plan of after-tax employee contributions from a 403(b) plan.

				a.	☐ A later effective date applies:

			2.	☒	The Plan was amended to permit Rollovers Contributions to the Plan of designated Roth contributions from a 403(b) plan.

				a.	☒ A later effective date applies: October 1, 2014

		B.	Definition of Eligible Retirement Plan:

			1.	Effective for distributions made after December 31, 2006, the definition of “eligible retirement plan” was amended to permit direct rollovers of After-Tax Contributions from the Plan to a defined benefit plan or 403(b) annuity that separately accounts for them.

			2.	Effective for distributions made after December 31, 2006, the definition of “eligible retirement plan” was amended to permit direct rollovers of Roth 401(k) Contributions from the Plan to a 403(b) annuity that separately accounts for them.

			3.	Effective for distributions made after December 31, 2008, the definition of “eligible retirement plan” was amended to permit direct rollovers to Roth IRAs.

		C.	Direct Rollovers by Non-Spouse Beneficiaries: The Plan was amended to permit a Participant’s non-Spouse Beneficiary to make a direct rollover of any distribution made after the effective date to an inherited IRA.

			1.	☒ A later effective date applies: January 1, 2010 (cannot be later than the first day of the first Plan Year beginning after December 31, 2009)

		D.	Vesting of Nonelective Contributions: If applicable, the vesting schedule applicable to Nonelective Contributions was amended with respect to contributions made on or after the effective date to provide for vesting in accordance with a schedule that provides for vesting no less rapidly than in accordance with a 3-year cliff or 2-6 year graded vesting schedule.

		E.	Diversification of Employer Stock: If applicable, the Plan was amended with respect to Employer stock acquired in Plan Years beginning on or after the effective date to permit Participants to (i) divest and re-invest elective 401(k) Contributions and After-Tax Contributions invested in Employer stock in other investment options at any time and (ii) divest and re-invest Employer Contributions invested in Employer stock in other investment options, after the Participant has completed 3 years of service. The diversification provisions are effective with respect to Employer stock acquired in prior Plan Years on a graduated basis beginning with the 2007 Plan Year, unless a Participant is age 55 and has completed 3 years of service before the first day of the 2007 Plan Year, in which case the diversification requirements apply to the Participant’s full investment in Employer stock.

		F.	☐	Qualified Reservist Withdrawals: The Plan was amended to provide for “qualified reservist withdrawals”.

			1.	☐ A different effective date applies: (cannot be earlier than September 11, 2001)

		G.	☐	Hardship Withdrawals for Beneficiary’s Need: Effective for withdrawals made after January 7, 2009, the Plan was amended to permit a hardship withdrawal by the Participant to satisfy an immediate and heavy financial need of the Participant’s primary Beneficiary.

			1.	☐ A later effective date applies:

		H.	☒	Notice and Election Period: The notice and election period for electing payment of an Account exceeding the applicable cash-out limit or waiving the Qualified Joint and Survivor Annuity or Single Life Annuity form of payment was extended to 180-days preceding the Benefit Commencement Date.

			1.	☐ A later effective date applies:

		I.	QOSA: If applicable, the Plan was amended to provide a Qualified Optional Survivor Annuity form of payment.

		J.	Gap Period Income: Effective for Plan Years beginning on or after January 1, 2008, the Plan was amended to provide that distributions of “excess deferrals”, “excess contributions”, “excess aggregate contributions”, and 401(k) Contributions that exceed the limits under Code Section 402(g) when aggregated with a plan maintained by an un-related employer shall not include income or loss for the gap period between the end of the Plan Year in which they were contributed and the date of distribution.

c.	HEART Compliance

	i	Unless a different date is specified below, the following provisions were effective as of the first day of the first Plan Year beginning on or after January 1, 2007:

		A.	☐	Compensation: Effective for Plan Years beginning after December 31, 2008, the definition of “Compensation” was amended to include differential pay.

			1.	☐	A later effective date applies:

		B.	415 Compensation: Effective for limitation years beginning after December 31, 2008, the definition of “415 compensation” was amended to include differential pay.

		C.	Death While in Qualified Military Service: The Plan was amended to provide that upon the death of a Participant absent from employment due to qualified military service:

			1.	The Participant was treated as having returned to employment immediately prior to death for all purposes, other than accruing additional benefits under the Plan.

			2.	☐	The Participant was also treated as having returned to employment immediately prior to death for purposes of accruing additional benefits under the Plan.

				a.	☐ A later effective date applies:

		D.	Disability While in Qualified Military Service: The Plan was amended to provide that if a Participant became Disabled while absent from employment due to qualified military service:☐

			1.	☐	The Participant was treated as having returned to employment immediately prior to disability for all purposes, other than accruing additional benefits under the Plan.

				a.	☐ A later effective date applies:

			2.	☐	The Participant was also treated as having returned to employment immediately prior to disability for purposes of accruing additional benefits under the Plan.

				a.	☐ A later effective date applies:

		E.	☐	Deemed Severance from Employment: Effective for Plan Years beginning after December 31, 2008, a Participant absent from work because of qualifying military service for more than 30 days is deemed to have terminated employment for purposes of eligibility to receive a distribution of 401(k) Contributions, QNECs, and Safe Harbor Contributions.

			1.	☐	A later effective date applies:

	ii	WRERA Compliance

		A.	☒	Special MRD Rules: The Plan was amended to provide the following with respect to minimum required distributions made with respect to the 2009 calendar year:

			1.	☒	Minimum required distributions were made for the 2009 calendar year, unless a Participant or Beneficiary affirmatively elected not to receive the distribution.

			2.	☐	Minimum required distributions were not made for the 2009 calendar year, unless a Participant or Beneficiary affirmatively elected to receive the distribution.

			3.	☐	If the first minimum required distributions commenced for the 2009 calendar year, distribution did not commence unless a Participant or Beneficiary affirmatively elected to receive the distribution. If minimum required distributions commenced prior to the 2009 calendar year, distributions were made for the 2009 calendar year, unless a Participant or Beneficiary affirmatively elected not to receive the distribution.

d.	SBJPA Compliance

	i	☐	Unless a later effective date is specified below, effective beginning September 27, 2010, the Plan was amended to permit In-Plan Roth Rollover Contributions.

		A.	☐	later effective date applies: